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                                                           Exhibit 21.02(a)

                                     LEASE

Parties This Lease, made the 18th day of January, 1995, between 100 EAST PRATT STREET LIMITED PARTNERSHIP, a Maryland limited partnership, hereinafter called the Landlord, and THE HUNTER GROUP, INC., a Maryland corporation, hereinafter called the Tenant.

                                  WITNESSETH

Premises That the Landlord hereby leases to the Tenant, and the Tenant hereby hires and takes from the Landlord the following described premises (hereinafter called the "premises") outlined on Exhibit A hereto, in the office and retail tower (hereinafter called the "building") known as 100 East Pratt Street, Baltimore, Maryland 21202, containing an agreed total rentable area of eight thousand one hundred two (8,102) square feet on the sixteenth
                   (16th) floor. The building and the adjoining garage and retail space therein and the land on which the improvements are located are sometimes hereinafter called the "project."

Use To be used and occupied by the Tenant as office space for general office purposes and for no other purpose. Without limiting the generality of the foregoing, the premises shall not be used as an office for a medical or dental practitioner, a political party or political campaign organization, or any foreign, federal, state or local governmental entity or agency, or for any unlawful purpose. Tenant shall not use the premises or any part thereof for any purpose deemed by the Landlord's insurer to be extra generality of the foregoing, the premises shall not be used as an office for a medical or dental hazardous on account of fire risk or that will increase the existing rate of insurance on the building or cause a cancellation of any insurance policy covering the building.

Term For a term to commence (the "Commencement Date") on the earlier to occur of (a) the date on which Tenant occupies the premises once the premises have been substantially completed as provided in Exhibit C., or (b) October 1, 1995, and to end on September 30, 2000, unless sooner terminated or extended as hereinafter provided. For purposes of this Lease, the term shall include the initial term and any renewal term.

                   The parties hereto do hereby agree and covenant as follows:

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Rent               1.   (a) Tenant shall pay the annual rent of Two Hundred
                        Two Thousand Five Hundred Fifty Dollars ($202,550) payable in equal monthly installments in advance of Sixteen Thousand Eight Hundred Seventy-Nine and 17/100 dollars ($16,879.17) each on the first day of every calendar month during the term hereof, except that the rent for the first month of the term, and for any period prior to the first complete calendar month, shall be payable upon execution of the Lease (the foregoing rental amount is based on Twenty-Five Dollars ($25) per rentable square foot of the premises). The last monthly installment payment shall include rent for the last calendar month plus rent for the remaining days to the end of the term. Rent for any period of less than one month shall equal 1/30 of the monthly rent for each day of such period.

                        (b) As long as (i) Tenant is not in default under this Lease, (ii) Tenant delivers to Landlord complete Construction Documents (as defined in this Lease) by no later than February 1, 1995, and (iii) Landlord promptly approves the Construction Documents as submitted, then Landlord shall provide Tenant with an abatement of basic annual rent until September 30, 1995; provided, however, that if the premises are not substantially completed by May 1, 1995 because of delays directly attributable to Landlord's action or inaction, Tenant shall be entitled to an abatement of basic annual rent for a period of five (5) months measured from the date on which the premises would have been substantially completed but for the delay directly attributable to Landlord.

                        (c) The Tenant will pay said rent without deduction, set off or demand to 100 East Pratt Street Limited Partnership, c/o Building Manager, Colliers Pinkard, 7 E. Redwood Street, Suite 1200, Baltimore, Maryland 21202, or to such other person or at such other place as the Landlord may designate in writing. Checks for the payment of rent shall be made payable to 100 East Pratt Street Limited Partnership or to such other entity as the Landlord may designate in writing.

                        (d) All payments or installments of any rent hereunder, other than annual rent, and all sums whatsoever due under this Lease (including reasonable attorneys' fees) shall be



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                        deemed additional rent. If any rent or additional rent
                        is not paid within five (5) days after the same is due, in consideration of Landlord's additional expense caused by such failure to pay, such arrearage shall bear a late charge equal to five percent (5%) of such arrearage, and such rent or additional rent, together with the late charge, shall bear interest at an annual rate of one and one-half percent above the prime rate of such total amount. Interest shall accrue on rent or additional rent plus the late charge from the date such rent or additional rent is due. Time is of the essence with respect to Tenant's monetary obligations in this Lease. Any additional rent, unless otherwise stated, shall be due within thirty (30) days after Landlord has submitted a written statement to Tenant showing the amount due, and such obligation shall survive the expiration or earlier termination of the term.

Care of
Premises           2.   (a) The Tenant will take good care of the premises
                        and the building fixtures and appurtenances, and all alterations, additions and improvements to them; will repair all damage to the same resulting from the acts of the Tenant, its employees, agents or invitees, reasonable wear and tear excepted; will suffer no waste or injury; will execute and comply with all laws, rules, orders, ordinances and regulations, at any time issued or enforced by any lawful authority, applicable to the Tenant's use or occupancy of the premises; and will repair at or before the end of the term, all injury done by the installation or removal of furniture and property. Tenant covenants and agrees that it will not use or allow the premises to be used for the storage, use, treatment or disposal of any "hazardous substance," as defined under either the Comprehensive Environmental Response,
                        Compensation and Liability Act of 1980 (42 U.S.C.
                        Section 9601 et seq.) or Section 7-201 et seq. of the Environment Article of the Annotated Code of Maryland or as hereinafter enacted by any applicable federal, state, county or governmental authority.

                        (b) At any time or times, the Landlord, either voluntarily or pursuant to governmental requirement, may, at the Landlord's own expense, make repairs, alterations or improvements in or to the building or any part thereof, including the premises, and, during operations, may close entrances, doors, corridors, elevators or other facilities, all



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                        without any liability to the Tenant by reason of
                        interference, inconvenience or annoyance. In performing such repairs, alterations, or improvements, Landlord shall use commercially reasonable efforts to minimize interference to Tenant's business. The Landlord shall not be liable to the Tenant for any expense, injury, loss or damage resulting from work done in or upon, or the use of, any adjacent or nearby building, land, street or alley.

Assignment,
Subletting
and Recapture      3.   (a) The Tenant will not sell, assign, mortgage or
                        transfer this Lease, sublet the premises of any part thereof, or allow any transfer thereof or any lien upon the Tenant's interest by operation of law, without the prior written consent of the Landlord.
                        The Tenant shall, by notice in writing, advise the landlord of its intention from, on and after a stated date, (which shall not be less than sixty (60) days after the date of the Tenant's notice) to assign or sublet any part or all of the premises for the balance or any part of the term, and, in such event, the Landlord shall have the right, to be exercised by giving written notice to the Tenant within thirty
                        (30) days after receipt of the Tenant's notice, to recapture the space described in the Tenant's notice and such recapture notice shall, if given, cancel and terminate the Lease with respect to the space therein described as of the date stated in the Tenant's notice. The Tenant's notice shall state the name and address of the proposed assignee or subtenant and a true and complete copy of the proposed sublease shall be delivered to the Landlord with said notice. If the Tenant's notice shall cover the all of the space hereby demised, and the Landlord shall give the aforesaid recapture notice with respect thereto, the term of this Lease shall expire and end on the date stated in the Tenant's notice as fully and completely as if that date had been herein definitely fixed for the expiration of the term. If, however, this Lease be cancelled pursuant to the foregoing with respect to less that the entire premises, the rental and the escalation percentage herein reserved shall be adjusted on the basis of the number of square feet retained by the Tenant in proportion to the rent and escalation percentage reserved in the Lease, and this Lease as so amended shall continue thereafter in full force and effect. If the Landlord, upon receiving the Tenant's notice with respect to any such space, shall not exercise its right to cancel as aforesaid, the


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                        Landlord will not unreasonably withhold its consent to
                        the Tenant's assignment or subletting of the space covered by its notice. The Tenant shall pay to Landlord promptly upon request the attorneys' fees incurred by Landlord for each assignment or subletting request, which fees shall not exceed Five Hundred Dollars ($500) in each instance.

                        (b) If the amount of rent to be paid to the Tenant by an assignee or sublessee is greater than the rent required to be paid by the Tenant to the Landlord pursuant to this Lease, the Tenant shall pay to the Landlord, as additional rent, fifty percent (50%) of any such excess as is received by the Tenant from such assignee or sublessee net of the actual, verifiable, and reasonable expenses incurred by Tenant in connection with such sublease or assignment. Any consent by the Landlord to an assignment or subletting of this Lease shall not constitute a waiver of the necessity of such consent as to any subsequent assignment or subletting.

                        (c) Any levy or sale in execution, or any assignment or sale in bankruptcy or insolvency, or the appointment of a receiver or trustee of all or substantially all of the property of the Tenant by a state or federal court, shall be deemed an assignment within the meaning of this Section.

                        (d) Any subletting or assignment hereunder shall not release or discharge the Tenant of or from any liability, whether past, present or future, under this Lease, and the Tenant shall continue fully liable hereunder and shall also be liable to the Landlord for all costs incurred by the Landlord at the request of and for a subtenant or assignee. The subtenant or subtenants or assignee or assignees shall agree to comply with and be bound by all the terms, covenants, conditions, provisions and agreements of this Lease to the extent of the space sublet or assigned, and shall not assign the sublease or sublet the premises or any part thereof, or allow any transfer thereof, or any lien upon the subtenant's interest, without the prior written consent of the Landlord, and the Tenant shall deliver to the Landlord promptly after execution, an executed copy of each such sublease or assignment and an agreement of compliance by each such subtenant or subtenants or assignee or assignees.

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                        (e)  Any sale, assignment, mortgage, transfer, or
                        subletting of this Lease which is not in compliance with the provisions of this Section shall be of no effect and void.

                        (f) The Landlord may assign this Lease and shall not be liable for obligations thereafter accruing hereunder; provided that the Landlord's assignee shall assume the Landlord's obligations hereunder accruing on or after the date of assumption.

Alterations        4.   (a)  Tenant shall not make or permit anyone to make
                        any alterations in or additions or improvements to the premises or install any equipment of any kind that will require any alteration or addition to, or the use of, the water, heating, air conditioning or electrical or other building systems or equipment, without the Landlord's advance written consent in each instance.
                        All alterations or additions shall be made only by Landlord's contractors or contractors of which Tenant has received the prior written approval from Landlord.
                        The Landlord's decision to refuse such consent to alterations, additions or contractors shall be conclusive. If the Landlord consents to such alterations, additions or contractors before commencement of the work or delivery of any materials onto the premises or into the building, the Tenant shall furnish the Landlord with plans and specifications, copies of contracts, necessary permits, and indemnification in form and amount satisfactory to the Landlord against claims, costs, damages, liabilities and expenses. All additions and alterations shall be installed in a good, workmanlike manner, and only new, high grade materials which are in accordance with the building standards shall be used. Landlord shall be paid a reasonable supervisory fee with respect to additions and alterations, which fee shall not exceed an amount equal to five percent (5%) of the cost of the additions and alterations; PROVIDED, HOWEVER, that Landlord shall not be entitled to any supervisory fee for the Landlord's Work (as defined in Exhibit C).
                        Tenant hereby agrees to indemnify and hold the Landlord harmless from and against any and all claims, costs, damages, liabilities and expenses of every kind and description which may arise out of or be connected in any way with said alterations or additions or the installation thereof; PROVIDED, HOWEVER, that such indemnification obligation shall not apply in circumstances where the claim, cost, damage, liability or expense is

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                         directly attributable to Landlord's gross negligence.
                         Before commencing any work in the premises, the Tenant shall furnish the Landlord with certificates of insurance from all contractors performing labor or furnishing materials insuring the Landlord against any and all claims, costs, damages, liabilities and expenses, which may arise out or be connected in any way with said additions or alterations or the installation thereof. The Tenant shall pay the cost of all such alterations and additions and also the cost of decorating the premises occasioned by such alterations and additions. Upon completing any alterations or additions, the Tenant shall immediately furnish the Landlord with contractors' affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended and used. All alterations and additions shall comply with all insurance requirements and with all local ordinances and regulations, and with the requirements of all statutes and regulations of the State (or of any department or agency thereof) in which the building is located. The Tenant shall permit the Landlord to supervise construction operations in connection with these alterations or additions if the Landlord requests to do so. The privilege herein granted to the Tenant to make alterations or additions to the premises is conditioned upon the Tenant's contractors, workmen and employees working in harmony and not interfering with the workmen, employees and contractors of the Landlord or of any other tenant.

                         (b) All alterations, additions, hardware, non-trade fixtures and all improvements, temporary or permanent, in or upon the premises, whether placed there by the Landlord or the Tenant, shall, unless the Landlord requests their removal, become the Landlord's property and shall remain upon the premises at the termination of this Lease by lapse of time or otherwise without compensation or allowance or credit to the Tenant. If the Landlord requests removal of work (other than building standard items as described in the Landlord's standard form of workletter in use at the time of execution of this Lease) whether installed by the Landlord or the Tenant before or after the start of the term, or if the Landlord requests removal of additions, alterations, hardware, non-trade fixtures, or improvements installed or made by the Tenant, the Tenant shall remove the same prior to the conclusion of the term and the Tenant shall repair all damage to the premises caused by such removal. The

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                         Tenant shall not be required to remove pipes and
                         wires concealed in the floors, walls, or ceilings, provided that the Tenant properly cuts and caps the same and seals them of in a safe, lawful, and workmanlike manner. If, upon the Landlord's request, the Tenant does not remove said things, the Landlord may remove the same and repair all damage and the Tenant shall pay to the Landlord upon demand the cost of such removal and repair of all damage. The Tenant shall remove the Tenant's furniture, machinery, safe or safes, trade fixtures and other items of personal property of every kind and description from the premises prior to the end of the term, however ended. If not so removed, the Landlord may request their removal, and if the Tenant does not remove them, the Landlord may do so and the Tenant shall pay to the Landlord upon demand the cost of such removal and repair of all damage. If the Landlord does not request their removal, all such items shall be conclusively presumed to have been conveyed by the Tenant to the Landlord under this Lease as a bill of sale without further payment or credit by the Landlord to the Tenant.

Signs              5.    (a)  The Tenant will not permit or suffer any signs,
                         logos, symbols, advertisements or notices to be displayed, inscribed upon or affixed on any part of the outside or inside of the premises, or in the building or on the street adjacent to the building.

                         (b) Tenant's name shall be affixed to the directory board to be provided by the Landlord and on or near the entrance doors of the premises, but only in such size, color and style as the Landlord may approve. At Tenant's request, Landlord shall at no charge to Tenant place any additional names of Tenant's partners, associates, and employees in the electronic directory located below the building's main directory.

Services and
Utilities          6.   (a)  The Landlord shall provide the following
                         services and utilities:

                              (1) JANITOR SERVICE in and about the premises, Saturdays, Sundays and holidays recognized by the Landlord excepted. The Tenant shall not provide any janitor service in the premises except through a janitor contractor or employees satisfactory to the Landlord. Exhibit B attached hereto shall be the cleaning specifications for the premises.

                             (2) HEAT AND AIR CONDITIONING Monday through Friday from 8:00 a.m. to 6:00 p.m., Saturday from 8:00 a.m. to 1:00 p.m., Sundays and holidays recognized by the Landlord excepted, whenever heat or air conditioning shall be required for the comfortable occupation and use of the premises. To the extent Tenant shall give Landlord adequate advance notice, Landlord shall provide heat and air conditioning in excess of the foregoing hours at Tenant's expense, and the cost thereof shall be paid by Tenant to Landlord upon billing by Landlord as additional rent. Whenever heat generating machines or equipment or lighting fixtures other than building standard lighting fixtures are used in the premises and affect the temperature otherwise maintained by the building air conditioning system, the Landlord may install supplementary air conditioning units in or for the benefit of the premises, and the cost of installation, operation and maintenance thereof shall be paid by the Tenant to the Landlord upon billing by the Landlord as additional rent. As of the date of execution of this Lease, the current hourly charge for after hours HVAC service is Thirty-Five Dollars ($35) for air conditioning and Twenty-Five Dollars ($25) for heating. The foregoing rates are subject to change from time to time by Landlord at any time.

                             (3) WATER from municipal mains for drinking, lavatory and toilet puroses, drawn through fixtures installed by the Landlord or by the Tenant with the Landlord's written consent.

                             (4)  ADEQUATE PASSENGER ELEVATOR SERVICE in
                             common with other tenants at all times, and FREIGHT ELEVATOR SERVICE in common with other tenants daily from 8:00 a.m. to 5:00 p.m., Saturdays, Sundays and holidays recognized by the Landlord excepted ("Building Standard Hours"), subject to scheduling by the Landlord. Freight elevator service at other times

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                             and elevators with attendants shall be optional
                             with the Landlord and, if provided, shall be at the Tenant's expense and never be deemed a continuing obligation of the Landlord.

                             (5) TELEPHONE SERVICE to the phone closet on the floor on which the premises is located.
                             Upon execution of this Lease, Tenant shall pay Landlord an amount equal to One Thousand Seven Hundred Fifty-Eight and 94/100 Dollars ($1,758.94). Such amount, which represents $.2171 per rentable square foot of the premises, constitutes Tenant's pro rata share of the cost of bringing telephone servide from the basement to such floor.

                             (6)  MAINTENANCE of the roof, exterior and
                             common areas of the building.

                             (7) ELECTRICITY for Tenant's uses other than operating the HVAC ("Tenant Electric"), provided that the connected electrical load of the incidental use equipment does not exceed an average of 2.5 watts per square foot of the premises for lighting and 4 watts per square foot of the premise for other uses. The cost of excess Tenant electric, if any, shall be paid by Tenant to Landlord within thirty (30) days after billing by Landlord based upon the average cost per KWH for the building (unless Tenant is directly charged for its usage) multiplied by Tenant's KWH. The Landlord reserves the right to require the Tenant to procure any excess requirements at the Tenant's expense by arrangement with the local utility furnishings electricity to the building. the Tenant shall also pay the Landlord for the cost of installing any additional risers or other facilities that may be necessary to furnish such excess electricity to the premise. Landlord, at its expense, may install a submeter for Tenant's electric consumption. At Landlord's option, Tenant shall pay for its own electric consumption, with base rent being reduced by $.65 per rentable square feet in the premises and an adjustment being made to Tenant's Pro Rata Share of Operating Expenses.

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

                        (b) Tenant shall have access to the building, the premises, and the parking garage 24 hours per day, 7 days per week, 52 weeks per year, provided that access after Building Standard Hours shall be contracted through a card or other access system at Landlord's actual cost, which shall be paid by Tenant.

                        (c) The Landlord does not warrant that any of the services above mentioned will be free from interruption caused by war, insurrection, civil commotion, riots, acts of God or the enemy or Governmental action, repairs, renewals, improvements, alterations, strikes, lockouts, picketing, whether legal or illegal, accidents, inability of the Landlord to obtain fuel or supplies, or any other cause or causes beyond the reasonable control of the Landlord. Any such interruption of service shall never be deemed an eviction or disturbance of the Tenant's use and possession of the premises or any part thereof, or render the Landlord liable to the Tenant for damages, or relieve the Tenant from performance of the Tenant's obligations under this lease.

Notice             7.   Any notice, request, communication or demand under
                        the Lease shall be in writing and shall be considered properly delivered when addressed as hereinafter provided, given or served personally or by registered or certified mail (return receipt requested) and deposited in the United States general or branch post office. Any notice, request, communication or demand by the Landlord to the Tenant shall be addressed to the Tenant at the premises (or, prior to the date the Tenant first occupies any portion of the premises, at the address of the Tenant set forth on page 1 of this Lease) until otherwise directed in writing by the Tenant. Any notice, request, communication or demand by the Tenant to the Landlord shall be addressed to the Landlord's Building
                        Manager, Colliers Pinkard, 7 E. Redwood Street, Suite
                        1200, Baltimore, Maryland 21202, with copies addressed simultaneously to IBM, Real Estate
                        Services, Old Orchard Road, Suite 1521, Armonk, New
                        York 10504, to the attention of the Director, Real
                        Estate Development and to the attention of Associate
                        General Counsel, until otherwise directed in writing by the Landlord. Rejection or other refusal to accept a notice, request, communication or demand or the inability to deliver the same because of a changed address of which no

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

                        notice was given shall be deemed to be receipt of the notice, request, communication or demand sent.

Landlord's
Title              8.   The Landlord's title is and always shall be paramount
                        to the title of the Tenant, and nothing herein contained shall empower the Tenant to do any act which shall encumber the title of the Landlord.

Certain
Rights
Reserved to
Landlord           9.   (a)  The Landlord reserves the following rights:

                             (1) To change the name or street address of the building without notice or liability of the Landlord to the Tenant.

                             (2) To install and maintain a sign or signs on the exterior of the building.

                             (3) During the last ninety (90) days of the term, if during or prior to that time the Tenant vacates the premises, to decorate, remodel, repair, alter or otherwise prepare the premises for reoccupancy.

                             (4) To constantly have pass keys to the premises.

                             (5) To exhibit the premises to others with prior notification.

                             (6) To take any and all measures, including inspections, repairs, alterations, additions and improvements to the premises or to the building, as may be necessary or desirable for the safety, protection or preservation of the premises or the building or the Landlord's interests, or as may be necessary or desirable in the operation of the building.

                        (b) The Landlord may enter upon the premises and may exercise any or all of the foregoing rights hereby reserved without being deemed guilty of an eviction or disturbance of the Tenant's

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                        use or possession and without being liable in any
                        manner to the Tenant.

Tenant
Improvements       10.  (a)   "Tenant Improvements" shall be completed by
                        Landlord's contractors on Tenant's behalf in accordance with Exhibit C.

                        (b) All Tenant Improvements, whether made at Landlord's or Tenant's expense or the joint expense of Landlord or Tenant, upon completion and acceptance by Landlord, shall become and remain the property of Landlord. If, notwithstanding the aforegoing sentence, Tenant at any time during the term removes elements of Tenant Improvements, Tenant agrees to repair any damage to the premises and restore the premises to a condition no less than the standards set forth in Exhibit C. Any replacement of Tenant Improvements, whether made at Tenant's expense or otherwise, shall be and remain the property of Landlord. The parties agree that Landlord shall have the right to depreciate the value of Tenant Improvements to the extent of Landlord's contribution to the same.


Waiver of
Claims             11.  To the extent permitted by law and except as a result of the gross negligence or willful misconduct of Landlord, the Tenant releases the Landlord and the Landlord's agents, servants and employees, and the Landlord's building manager of the building, and its agents, servants and employees from, and waives all claims for, damage to person or property sustained by the Tenant or any occupant of the building or premises resulting from the building or premises or any part of either or any equipment becoming out of repair, or resulting from any accident in or about the building, or resulting directly or indirectly from any act or neglect of any tenant or occupant of the building or of any other person, including the Landlord and the Landlord's agents, servants and employees, and the Landlord's building manager of the building, and its agents, servants, and employees.
                        This Section 11 shall apply especially, but not exclusively, to the flooding of basements or other subsurface areas, and to damage caused by refrigerators, sprinkling devices, air conditioning apparatus, water, snow, frost, steam, excessive heat or cold, falling plaster, broken glass, sewage, gas, odors or noise, or the bursting or leaking of pipes or plumbing fixtures, and shall apply equally whether any such damage results from the act or neglect of the Landlord or of other tenants, occupants or servants in the building or of any other person, and whether such damage be caused or results from any thing or circumstance above mentioned or referred to, or any other thing or circumstance whether of a like nature or of a wholly different nature. If any such damage, whether to the premises or to the building or any part thereof, or whether to the Landlord or to other tenants in the building, results from any act or neglect of the Tenant, the Landlord may, at the Landlord's option, repair such damage and the Tenant shall upon demand by the Landlord, reimburse the Landlord forthwith for the total cost of such repairs. The Tenant shall not be liable for any damages caused by its act or neglect if the Landlord or a tenant has recovered the full amount of the damages from insurance, and the insurance company has waived in writing its rights of subrogation against the Tenant. All property belonging to the Tenant or any occupant of the premises that is in the building or the the premises shall be there at the risk of the Tenant or other occupant only, and the Landlord shall not be liable for damages thereto or theft or misappropriation thereof.

Holding
Over               12.  If the Tenant retains possession of the premises or
                        any part thereof after the termination of the term by lapse of time or otherwise and Tenant and Landlord have not previously agreed on the mutually acceptable rental rate, the Tenant shall pay the Landlord rent at double the rate of rental specified in this Lease for the time the Tenant thus remains in possession, and in addition thereto, shall pay the Landlord all damages sustained by reason of the Tenant's retention of possession. The provisions of this Section do not
                        (a) waive the Landlord's rights of reentry or any other right hereunder, and (b) obligate Landlord to negotiate with Tenant regarding the holdover rental rate or any other condition of a holdover tenancy.

Rules              13.  The Tenant shall observe faithfully and comply
                        strictly with the rules and regulations attached to this Lease and made a part hereof as Rider A, and such other rules and regulations, promulgated from time to time by the Landlord, as in the Landlord's judgment are necessary for the safety, care and cleanliness of the building or for the preservation of good order therein. The Landlord will not be liable to the Tenant for violation of such rules and regulations by any other tenant, its servants, employees, agents, visitors, customers, invitees, or licensees.

Subordination      14.  (a)   This Lease shall be subordinate and subject at
                        all times to all ground or underlying leases and to any mortgage or deed of trust covering the premises or which at any time hereafter shall be made, and to all renewals, modifications, consolidations, or replacements thereof, and to all advances made, or hereafter to be made, upon the security of any such mortgage or deed of trust. Tenant shall execute such further instruments subordinating this Lease to any such mortgage or deed of trust as the Landlord shall request, provided that the holder of such mortgage or deed of trust executes an attornment and nondisturbance agreement providing that Tenant's rights under this Lease will not be disturbed by such holder so long as Tenant performs its obligations pursuant to this Lease.

                        (b) Upon execution of this Lease, Landlord shall use reasonable and diligent efforts to obtain for and deliver to Tenant a non-disturbance and attornment agreement in substantially the form attached hereto as a part hereof as Exhibit D from each of the existing mortgagees and/or trustees of the deeds of trust.

Default            15.  All rights and remedies of the Landlord herein
                        enumerated shall be cumulative, and none shall exclude any other right or remedy allowed by law or equity.

                        (a) The occurrence of any one or more of the following events shall constitute a default by the Tenant and a breach of this lease: (i) the Tenant fails to make a payment of rent or any other payment of money as and when the same shall become due and payable hereunder and such failure continues for five
                        (5) days after written notice from Landlord;
                        provided, however, that if Landlord is required to send such notice of monetary default two (2) times during any twelve (12) month period, any further failure by Tenant to pay rent on the date on which it is due shall be deemed deliberate and Landlord shall have no obligation to send a notice of monetary default to Tenant and Tenant shall have no period of time within which to cure such monetary default, or
                        (ii) the Tenant fails to promptly and fully perform or observe any of the other covenants, agreements, rules and regulations, terms or conditions in this Lease to be performed or observed by the Tenant and such failure shall continue for more than twenty (20) consecutive days after notice by the Landlord specifying the nature of such failure, or if the failure so specified shall be of such a nature that the same cannot be reasonably cured or remedied within said twenty (20) day period, the Tenant shall not in good faith have commenced to cure or remedy such failure within such twenty (20) day period and thereafter diligently proceed therewith to completion, (unless the act or omission of the Tenant or occurrence involves a hazardous or emergency condition which shall be cured by the Tenant forthwith upon the Landlord's demand), or (iii) the leasehold interest or property of the Tenant be levied upon under execution or be attached by process of law, or (iv) the Tenant fails to take possession of the premises within thirty (30) days after the commencement of the term hereof, or (v) the Tenant discontinues the conduct of its business in the premises, or (vi) the Tenant makes an assignment for the benefit of creditors, or a receiver be appointed for any property of the Tenant, or at any time prior to or during the term of this Lease any voluntary or involuntary petition or similar pleading under any section or sections of any bankruptcy law shall be filed by or against the Tenant, or any voluntary or involuntary proceeding in any court or tribunal shall be instituted to declare the Tenant insolvent or unable to pay the Tenant's debts, and in the case of any involuntary petition or proceeding, the petition or proceeding is not dismissed within thirty (30) consecutive days from the date it filed.

                        (b) In the event of any default of the Tenant hereunder, and at any time thereafter, (i) if the term of this Lease shall not have commenced, the Landlord may cancel and terminate this Lease by notice to the Tenant, or (ii) if the term of this Lease shall have commenced, the Landlord may serve upon the Tenant a notice that this Lease and the term hereof will terminate on a date to be specified therein, and upon the date so specified by the Landlord in such notice, this Lease and the then unexpired term hereof shall terminate and come to an end as fully and completely as if the date specified in the Landlord's notice was the day herein definitely fixed for the end and expiration of this Lease and the term hereof, and the Tenant shall then quit and surrender the premises to the Landlord, but the Tenant shall remain liable as hereinafter set forth; provided, however, that if the Tenant shall fail to perform a covenant of this Lease two (2) or more times in any period of six (6) months then, notwithstanding that each act or omission shall have been cured within the period after the giving of notices as herein provided, any further similar act or omission shall be deemed to be deliberate and the Landlord thereafter may serve the aforesaid notice of termination without affording to the Tenant a further opportunity to cure.

                        (c) Upon termination of this Lease by the Landlord as hereinabove provided, or if the premises become vacated or deserted, the Landlord may, without notice, terminate all services and re-enter the premises either by force or otherwise, and by summary proceedings or otherwise, dispossess the Tenant and the legal representatives of the Tenant or any other occupant of the premises, and remove their effects without being deemed in any manner guilty of trespass, eviction, or forcible detainer, and hold the premises as if this lease had not been made.

                        (d) In the event of default, re-entry, termination and/or dispossess by summary proceedings or otherwise,
                        (i) the Landlord shall in addition to any other rights granted herein or by law, be entitled to recover all rent, additional rent and other sums due and payable by the Tenant up to and including the date of re-entry, in whole or in part, from the Tenant's obligations to pay the rent hereunder for the full term or from any other of its obligations under this Lease or for damages herein described the Landlord may, at the Landlord's option, occupy the premises and/or cause the premises to be redecorated, altered, divided, consolidated with other adjoining premises, or otherwise changed or prepared for reletting, and may relet the premises or any part thereof for the account of the Tenant for a term or terms to expire prior to, at the same time as, or subsequent to, the original expiration date of this Lease, and receive the rent therefor, applying the same first to the payment of such expenses as the Landlord may have incurred in connection with the recovery of possession, redecorating, altering, dividing, consolidating with other adjoining premises, or otherwise changing or preparing for reletting, and the reletting, including brokerage and reasonable attorneys' fees, and then to the payment of damages in amounts equal to the rent hereunder and to the cost and expense of performance of the other covenants of the Tenant as herein provided. The
                        Tenant agrees, whether or not the Landlord has relet, to pay to the Landlord damages equal to the rent and other sums herein agreed to be paid by the Tenant, less the net proceeds of the reletting, if any, as ascertained from time to time, and the same shall be payable by the Tenant on the several rent days above specified. In reletting the premises as aforesaid, the Landlord may grant rent concessions, and the Tenant shall not be credited therewith. No such reletting shall constitute a surrender and acceptance of the premises or be deemed evidence thereof. If the Landlord elects, pursuant hereto, actually to occupy and use the premises, or any part thereof, during any part of the balance of the term, as originally fixed or since extended, there shall be allowed against the Tenant's obligation for rent, or damages as herein defined, during the period of the Landlord's occupancy, the reasonable value of such occupancy, not to exceed in any event the rent herein reserved and such occupancy shall not be construed as a release of the Tenant's liability hereunder.

                        (e) Any and all property which may be removed from the premises by the Landlord pursuant to the authority of this Lease or of law, to which the Tenant is or may be entitled, may be handled, removed or stored by the Landlord at the risk, cost and expense of the Tenant, and the Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. The Tenant shall pay to the Landlord upon demand any and all expenses incurred in such removal and all storage charges against such property so long as the same shall be in the Landlord's possession or under the Landlord's control. Any such property of the Tenant not removed from the premises or taken from storage by the Tenant within thirty (30) days after the end of the term, however terminated, shall be presumed to have been conveyed by the Tenant to the Landlord under this Lease as a bill of sale without further payment or credit by the Landlord to the Tenant.

                        (f) The Tenant shall pay upon demand all the Landlord's costs, charges and expenses, including the fees of counsel, agents and others retained by the Landlord, incurred in enforcing or carrying out the Tenant's obligations hereunder or incurred by the Landlord in any litigation, negotiations or transactions in which Tenant causes the Landlord, without the Landlord's fault, to become involved or concerned, plus interest from the date of payment at the annual rate of one and one-half percent above the prime rate, which amount shall be deemed to be additional rent due and payable by the Tenant at once without notice or demand.

                        (g) Tenant hereby waives all rights of redemption granted by or under any present or future laws.

                        (h) Mention in the lease of any particular remedy shall not preclude the Landlord from pursuing any other remedy in law or in equity.

                        (i) The delivery of keys to any agent or employee of the Landlord shall not be considered as a termination of this Lease or a surrender of the premises.

                        (j) The Landlord and the Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of them against the other on any matters arising out of or in any way connected with this Lease, the relationship of the Landlord and the Tenant, the Tenant's use or occupancy of the premises, or any emergency statutory remedy. The Tenant further agrees that it shall not interpose any counterclaim or counterclaims in a summary proceeding or in any action based on nonpayment of rent or any other payment required of the Tenant herunder, unless (a) the failure to interpose such a counterclaim results in such counterclaim being barred by the applicable stature of limitations, or (b) the interposing of such a counterclaim is deemed mandatory under the then applicable procedural rules of the applicable court.

Mechanics'
Liens              16.  The Tenant shall not permit any mechanics or
                        materialmen's liens to be filed against the fee of the real property on which the building is located nor against the Tenant's leasehold interest in the premises. The Landlord shall have the right at all reasonable times to post and keep posted on the premises, any notices which it deems necessary for protection from such liens. If any such liens are so filed, the Landlord, at its election, may pay and satisfy the same and in such event the sums so paid by the Landlord, with interest from the date of payment at the annual rate of one and one-half percent above the prime rate, shall be deemed to be additional rent due and payable by the Tenant at once without notice or demand.

Eminent
Domain             17.  (a)  In the event that the whole or any part of the
                        premises shall be lawfully condemned or taken in any manner for any public or quasi-public use, at the Landlord's option, this Lease and the term hereby granted shall forthwith cease and terminate on the date of the taking of possession by the condemning authority and the Landlord shall be entitled to receive the entire award without any payment to the Tenant, the Tenant hereby assigning to the Landlord the Tenant's interest in the award, if any, and the rent shall be apportioned as of such date.

                        (b) In the event that a part of the building shall be so condemned or taken and, if, in the opinion of the Landlord, the building should be restored in such a way as to alter the premises materially, or the building should be demolished, the Landlord may terminate this Lease and the term and estate hereby granted without compensation to the Tenant by notifying the Tenant of such termination within sixty
                        (60) days following the date of the taking of possession by the condemning authority, and this Lease and the term and estate hereby granted shall expire on the date specified in the notice of termination not less than sixty (60) days after the giving of such notice, as fully and completely as if such date were the date hereinbefore set for the expiration of the term of this Lease, and the rent shall be apportioned as of such date.

Casualty           18.  In the event of damge or destruction of the premises
                        during the term by fire, the elements, or casualty, the Landlord shall forthwith repair the same, provided such repairs can be made, in the Landlord's opinion, within one hundred twenty (120) days, but such damage or destruction shall not annul or void this Lease, except that the Tenant shall be entitled to a proportionate reduction of rent for the period between the date of the casualty and the date on which such repairs are completed, such proportionate reduction to be based upon the extent that the premises, or part thereof, may be untenantable. If, in the Landlord's opinion, such repairs cannot be made within one hundred twenty (120) days the Landlord may, at its option to be exercised within thirty (30) days from the date of such damage or destruction make the same as soon as possible thereafter, and this Lease shall continue in full force and effect and the rent shall be proportionately reduced as aforesaid. In the event that the Landlord does not so elect to make such repairs which cannot be made within said one hundred twenty (120) day period, this Lease may be terminated at the option of either party. In the event that the building be damaged, this Lease shall continue in full force and effect, but the Landlord shall forthwith repair such damage; except that if the building is severely damaged or destroyed, as determined by the Landlord, the Landlord, at its option to be exercised within thirty (30) days from the date of such damage or destruction, may terminate this Lease. The Tenant shall be entitled to a proportionate reduction of rent only if the premises are untenantable as aforesaid and no such rent reduction shall be allowed by reason of inconvenience, annoyance or injury to the Tenant's business because of such damage or destruction, or the necessity of repairing any portion of the building, or making of such repairs, and the Landlord shall not be liable to the Tenant because of such inconvenience, annoyance or injury.

Waiver of
Subrogation        19.  Each party hereto hereby waives all claims for
                        recovery from the other party for any loss or damage to any of its property insured under valid and collectible insurance policies.

Operating
Expenses           20.  (a)  In additon to the annual rent described in
                        Section 1 (and in any extension or renewal provision), Tenant hereby agrees to pay to Landlord, as additional rent, an amount for each Comparison
                        Year equal to the Tenant's "Pro Rata Share" of any increase for such Comparison Year in the amount of Operating Expenses over the Base Amount thereof.

                        (b)  For the purposes of this Section 20:

                             (1) The term "Base Amount" means the Operating Expenses for the calendar year 1995. The Base Amount shall be adjusted proportionately for Comparison Years that are not a full twelve (12) months.

                             (2)  The term "Comparison Year" means each
                             calendar year or portion thereof during the term.

                             (3) The term "Operating Expenses" means those expenses incurred during such year in respect of the operation and maintenance of the building (after deduction of expenses allocable to the retail portion of the building) in accordance with sound management practices and generally accepted accounting principles as applied to the operation and maintenance of first class office buildings, including premiums for insurance, personal property taxes in connection with property, utilities used in the maintenance and operation of the building (excluding, however, electric power costs for which any tenant directly contracts with the local power service company or for which any tenant reimburses Landlord for the cost thereof), expenses of a management office in the building for Landlord's building manager and the net cost of operating the amenities of the Building, including the net cost of operating the amenities for office tenants located on the twelfth floor of the building. Operating Expenses shall be calculated on a 95% "gross-up" basis, i.e., on the assumption that the building is 95% occupied. The term "gross-up" as used in this Section shall mean and refer to that method of calculating variable Operating Expenses which is designed to most reasonably approximate the actual cost of providing a variable Operating Expense service to the space in the building receiving such service. The "gross-up" treatment, accordingly, shall be applied only with respect to variable Operating Expenses arising from services provided to space in the building being occupied by Tenant (which services are being provided to some tenants and not to others or not to vacant space) in order to equitably allocate such variable Operating Expenses to the tenants receiving the benefit thereof. Expenses that would otherwise be considered Operating Expenses pursuant to this Section shall be included as Operating Expenses even though the same may be paid by Landlord in the form of condominium dues. If the Landlord shall eliminate the payment of any wages or other labor costs, costs of supplies, cost of subcontract services, or other management costs, as a result of the installation of labor saving devices, (whether or not categorized as capital improvements) or by any other means, or if the Landlord shall, through installation during the term of energy saving devices, (whether or not categorized as capital improvements) effect savings in energy or other utility costs, then in computing Operating Expenses the corresponding item or items of such wages or other costs saved, or the utility cost saving differential, shall be deducted from Operating Expenses. The cost of these devices, plus interest at the lesser of the annual interest rate of one and one--half percent (1 1/2%) above the prime rate or the actual interest rate incurred by Landlord if Landlord borrows for such improvements, may be amortized over a reasonable period of time as determined by the Landlord in accordance with sound management practices and generally accepted accounting principles, and included as an item of Operating Expenses; provided, that such amortized cost plus interest in any full rental year shall not exceed in that full rental year the savings generated by the device. Operating Expenses shall not include expenses for repairs or other work occasioned by fire or other insured casualty; expenses incurred in leasing or procuring new tenants such as lease commissions, advertising expenses and expenses of renovating space for new tenants; interest or amortization payments on any mortgage or mortgages; and rental under any ground or underlying lease.

                             (4) The term "Pro Rata Share" in reference to Operating Expenses means the ratio which the rentable square feet of the premises bears to 579,531 rentable square feet (the BOMA rentable square footage of the office space in the Building). The rentable square footage shall be determined in accordance with the BOMA definition of the American National Standard ANSI, 265.1-1980.

                        (c) Statements of the amount of the Tenant's Pro Rata Share of increase in Operating Expenses shall be rendered by the Landlord to the Tenant as soon as reasonably feasible for each Comparison Year. On or before the Commencement Date with respect to the first statement and, thereafter, on the first day for the payment of monthly rent under this Lease following the furnishing of a statement for the prior Comparison Year (1) the Tenant shall pay the Landlord a sum equal to one-twelfth of the increase in Tenant's estimated Pro Rata Share of Operating Expenses multiplied by the number of months then elapsed during the Comparison Year, and in advance, one-twelfth of such increase in the estimated share in respect of the then current month; and (2) thereafter, until the next Comparison Year statement shall be rendered, the monthly installments of rent payable under this Lease shall include an amount equal to one-twelfth of the Tenant's estimated share of the increase in Operating Expenses based on the most recent statement. Any payment, refund, or credit shall be made without prejudice to any right of the Tenant to dispute or of the Landlord to correct any item or items in such statements pursuant to subparagraph (e) hereof.

                        (d) Landlord shall deliver to Tenant, after the end of each Comparison Year, a statement of the increase in Operating Expenses for such period and Tenant's Pro Rata Share thereof. Tenant's Pro Rata Share of such Operating Expenses which are paid or payable for such year shall be adjusted between Landlord and Tenant, the parties hereby agreeing that Tenant shall pay Landlord or Landlord shall credit Tenant's account (or if such adjustment is at the end of the Lease term, pay Tenant), as the case may be, within thirty (30) days of the receipt of such statement, such amounts as may be necessary to adjust Tenant's payment of Tenant's Pro Rata Share of the increase in Operating Expenses for such preceding period.

                        (e) The Landlord shall have the right, for a period of eighteen (18) months after the rendering of any statements to send corrected statements to the Tenant, and any rent adjustments required thereby shall be made within thirty (30) days thereafter.
                        This provision shall survive the expiration or earlier termination of the term of this Lease. If Tenant reasonably and in good faith disputes an Operating Expense item in excess of an amount equal to Fifty Thousand Dollars ($50,000), such dispute shall be settled by binding arbitration by the American Arbitration Association in accord with its then prevailing rules. The arbitrators shall have no power to change any term or provision of this Lease. The arbitration panel shall consist of three (3) arbitrators, one of whom must be a real estate attorney actively engaged in the practice of commercial real estate law in the Baltimore metropolitan area for at least the last five (5) years. Both parties shall continue performing their Lease obligations pending the conclusion of the arbitration proceeding.

                        (f) The Landlord shall keep and make available to the Tenant at the business office of the Landlord where such records are stored, for a period of sixty
                        (60) days after statements are rendered as provided in this Section 20, records in reasonable detail of the payment of Operating Expenses for the period covered by such statement or statements and shall permit the Tenant to examine and audit such of its records as may reasonably be required to verify such statements, at reasonable times during business hours.

Real Estate
Taxes              21.  (a)  In addition to the annual rent described in
                        Section 1 (and in any extension or renewal provision), Tenant hereby agrees to pay to Landlord, as additional rent, an amount for each Comparison
                        Year equal to the Tenant's "Pro Rata Share" of any increase for such Comparison Year in the amount of Real Estate Taxes over the Base Amount thereof.

                        (b)  For the purposes of this Section 21:

                             (1)  The term "Base Amount" means the Real
                             Estate Taxes for the July 1, 1995-June 30, 1996 tax fiscal year. The Base Amount shall be adjusted proportionately for Comparison Years that are not a full twelve (12) months.

                             (2)  The term "Comparison Year" means each
                             fiscal year (July 1 - June 30) or portion thereof during the term.

                             (3)  The term "Real Estate Taxes" means all
                             taxes and assessments, special or otherwise, levied upon or with respect to the building and the land upon which it is located (with the land assessment being allocated based upon the relative value of the project improvements) imposed by Federal, State or local governments, (but shall not include income, franchise, capital stock, estate or inheritance taxes unless the Landlord equitably determines that such taxes are in lieu of Real Estate Taxes), and use or occupancy taxes, and excise and other taxes (other than general income taxes) on rent and other income from the building, (computed, in case of a graduated tax, as if the Landlord's income from the building were the Landlord's sole taxable income), and any substitutions for Real Estate Taxes. In the case of special taxes and assessments payable in installments only the amount of each installment due and payable during a fiscal year shall be included in Real Estate Taxes for that year. Real Estate Taxes shall not include any penalties or late payment charges.

                             (4) The term "Pro Rata Share" in reference to Real Estate Taxes means the ratio which the rentable square feet of the premises bears to 600,978 rentable square feet (the BOMA rentable square footage of the office and retail space in the building). The rentable square footage shall be determined in accordance with the BOMA definition of the American National Standard ANSI, 265.1-1980.

                        (c) If by reason of complaint against valuation, protest of tax rates, or otherwise, Real Estate Taxes for any year are affected in such a way as would result in a rent increase or decrease hereunder, the Real Estate Taxes for the affected year shall be recalculated accordingly and the resulting increase or decrease in rent, less the expenses incurred in effecting any such reduction, shall be paid simultaneously with or applied as a credit against the rent next becoming due. Any personal property taxes or any increase in Real Estate Taxes by reason of capital improvements, nonstandard or special installations, alterations or fixtures made to the premises by or for the benefit of the Tenant shall be paid for by the Tenant.

                        (d) Statements of the amount of the Tenant's Pro Rata Share of increase in Real Estate Taxes shall be rendered by the Landlord to the Tenant as soon as reasonably feasible for each Comparison Year. On or before the Commencement Date with respect to the first statement and, thereafter, on the first day for the payment of monthly rent under this Lease following the furnishing of a statement for the current Comparison Year (1) the Tenant shall pay the Landlord a sum equal to one-twelfth of the increase in Tenant's estimated Pro Rata Share of Real Estate Taxes multiplied by the number of months then elapsed during the Comparison Year and, in advance, one-twelfth of such increase in the estimated share in respect of the then current month; and (2) thereafter, until the next Comparison Year statement shall be rendered, the monthly installments of rent payable under this Lease shall include an amount equal to one-twelfth of the Tenant's estimated share of the increase in Real Estate Taxes based on the most recent statement.

                        (e) After Landlord's receipt of tax bills for each tax year, or such reasonable (in Landlord's determination) time thereafter, Landlord will certify to Tenant the amount of the increase in Real

                        Estate Taxes for the tax year in question and the amount of Tenant's Pro Rata Share thereof. Tenant's Pro Rata Share of such increase in Real Estate Taxes which are paid or payable for each tax year shall be adjusted between Landlord and Tenant, both Landlord and Tenant hereby agreeing that Tenant shall pay Landlord or Landlord shall credit to Tenant's account (or, if such adjustment is at the end of the Lease term, pay Tenant), as the case may be, within thirty
                        (30) days of the aforesaid certification to Tenant, such amount necessary to effect such adjustment. The failure of Landlord to provide such certification within the time prescribed above shall not relieve Tenant of its obligations generally or for the specific tax year in which any such failure occurs.

                        (f) The Landlord shall keep and make available to the Tenant at the business office of the Landlord where such records are stored, for a period of sixty (60) days after statements are rendered as provided in this Section 21, records in reasonable detail of the payment of Real Estate Taxes for the period covered by such statement or statements and shall permit the Tenant to examine and audit such of its records as may reasonably be required to verify such statements, at reasonable times during business hours.

                        (g) Landlord shall use reasonable efforts to pay the Real Estate Taxes when due and before the imposition of any penalty or late payment charge.

Condition of
Premises           22.  The Tenant's taking possession shall be conclusive
                        evidence as against the Tenant that the premises were in good order and satisfactory condition when the Tenant took possession. No promise of the Landlord to alter, remodel or improve the premises or the building and no representations respecting the condition of the premises or the building have been made by the Landlord to the Tenant, unless the same is contained herein, or made a part hereof. At the termination of this Lease, by lapse of time or otherwise, the Tenant shall return the premises in as good condition as when the Tenant took possession, ordinary wear and loss by fire or other casualty insured under valid and collectible fire and standard extended coverage insurance policies excepted, failing which the Landlord may restore the premises to such condition and the Tenant shall pay the cost thereof and this obligation shall survive the expiration or earlier termination of this Lease.

Save
Harmless           23.  The Tenant agrees to indemnify and save harmless the
                        Landlord, the Landlord's building manager and Landlord's other employees and agents against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the Tenant's use of the premises or the conduct of its business or from any activity, work, or thing done, permitted or suffered by the Tenant, in or about the premises, (or any parking lot or structure, if applicable) and will further indemnify and save the Landlord, the Landlord's building manager and Landlord's other employees and agents harmless against and from any and all claims arising from any breach or default on the Tenant's part in the performance or observance of any covenant or agreement on the Tenant's part to be performed or observed pursuant to the terms of this Lease, or arising from any act or negligence of the Tenant, or any of its agents, contractors, servants, employees or licensees, and from and against all costs, counsel fees, expenses and liabilities incurred in connection with any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against the Landlord, the Landlord's building manager or Landlord's other employees and agents by reason of any such claim, the Tenant upon notice from the Landlord covenants to resist or defend at the Tenant's expense such action or proceeding by counsel reasonably satisfactory to the Landlord.

Possession         24.  In the event of the failure of the Landlord to
                        deliver possession of the premises at the time of the commencement of the term of this Lease, neither the Landlord nor its contractors, subcontractors, employees, agents or building manager shall be liable for any damage caused thereby, nor shall this Lease thereby become void or voidable, nor shall the term herein specified be in any way extended, but in such event the term shall begin when the Landlord does deliver possession of the premises and the Tenant shall not be liable for any rent until the time that the Landlord delivers such possession.
                        Notwithstanding the foregoing, if Tenant delivers acceptable Construction Documents (as defined in this Lease) to Landlord by February 1, 1995 but Tenant is unable to possess the premises by May 1, 1995 because of delays caused solely and exclusively by Landlord, then Tenant shall have the right to a full five (5)
                        month abatement of basic annual rent. Such five (5) month rental abatement is scheduled to occur during the period between May 1, 1995 (the projected date of Tenant's possession of the premises) and September
                        30, 1995 (the day that shall be deemed the Commencement Date unless Tenant takes possession of the premises before such date).* The intent of this provision is to provide Tenant with a five (5) month rental abatement period as long as Tenant complies with the terms and conditions of this provision and the other provisions of this Lease.

Quiet
Enjoyment          25.  The Landlord covenants and agrees that the Tenant on
                        paying the rent, including additional rent, and performing and observing the covenants on the Tenant's part to be performed and observed hereunder, shall and may peaceably and quietly hold and enjoy the premises for the term of this Lease without disturbance from Landlord or anyone claiming through or under Landlord, subject to the provisions of this Lease.

Miscellaneous      26.  (a) No receipt of money by the Landlord from the
                        Tenant after the termination of this Lease or after the service of any notice or after the commencement of any suit, or after final judgment for possession of the premises shall renew, reinstate, continue or extend the term of this Lease or affect any such notice, demand or suit.

                        (b) No waiver of any default of the Tenant hereunder shall be implied from any omission by the Landlord to take any action on account of such default if such default persists or be repeated, and no express waiver shall affect any default other than the default specified in a written waiver and then only for the time and to the extent therein stated. The invalidity or unenforceability of any provision hereof shall not affect or impair any other provision and the invalid or unenforceable provision shall be deemed restated to comply with local law.

                        (c) The word "Tenant" wherever used in this Lease shall be construed to mean Tenants in all cases where there is more than one tenant, and the necessary grammatical changes required to make the provisions hereof apply either to corporations or individuals, men or women, shall in all cases be assumed as though in each case fully expressed.

                        (d) Provisions inserted herein or affixed hereto shall not be valid unless appearing in the duplicate original hereof held by the Landlord.

                        (e) Each provision hereof shall extend to and shall, as the case may require, bind and inure to the benefit of the Landlord and the Tenant and their respective heirs, legal representatives, successors, and assigns in the event this Lease and has been assigned with the written consent of the Landlord.

                        (f) The headings of sections are for convenience only and do not limit or construe the contents of the sections.

                        (g) Submission of this instrument for examination does not constitute a reservation of or option for the premises. The instrument becomes effective as a lease upon execution and delivery by both the Landlord and the Tenant.

                        (h) All amounts (other than annual rent and escalation payments) owed by the Tenant to the Landlord hereunder shall be paid within thirty (30) days from the date the Landlord renders statements of account therefor and all such amounts, as well as rent and additional rent, as set forth in Section 1(c), shall bear interest from their respective due date until paid at the annual rate of one and one-half percent above the prime rate. All such amounts other than annual rent shall be deemed additional rent or rents.

                        (i) The Tenant may occupy the premises prior to the commencement of the term of this Lease with the Landlord's written consent, and in such case all the provisions of this Lease shall be in full force and effect as soon as the Tenant occupies the premises.

                        (j) For purposes of this Lease, the "prime rate" shall be the prime rate of interest established from time to time by The First National Bank of Maryland, provided that, if The First National Bank of Maryland is no longer in existence or no longer establishes a prime rate of interest, such rate shall be the highest rate published by The Wall Street Journal in its Money Rates section, or a comparable index selected by Landlord and approved by Tenant, such approval not to be unreasonably delayed, conditioned or withheld.

                        (k) Simultaneously with the termination or expiration of this Lease, Tenant shall return to Landlord all keys and access cards relating to the project or the premises.

                        (l) Tenant agrees that the terms of this Lease are confidential and shall not be disclosed by Tenant to any other party other than its accountant in connection with the preparation of its financial statements or tax returns, in any litigation involving or relating to this Lease, or as otherwise rquired by law.

                        (m) Tenant shall be responsible for complying with the Americans With Disabilities Act within the premises, including its use of the premises.

Security
Deposit            27.  Tenant has deposited with the Landlord the sum of
                        Sixteen Thousand Eight Hundred Seventy-Nine and
                        17/100 Dollars ($16,879.17) as security for the faithful performance and observance by the Tenant of the terms, provisions and conditions of this Lease.
                        In the event the Tenant defaults in respect of any of the terms, provisions and conditions of this Lease including, but not limited to, the payment of rent and additional rent, the Landlord may use, apply or retain the whole or any part of the security so deposited to the extent required for the payment of any rent and additional rent or any other sum as to which the Tenant is in default or for any sum which the Landlord may expend or may be required to expend by reason of the Tenant's default in respect of any of the terms, covenants and conditions of this Lease, including, but not limited to, any damages or deficiency in the re-letting of the premises, whether such damages or deficiency accrued before or after summary proceedings or other re-entry by the Landlord. In the event that the Tenant shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Lease, the security shall be returned to the Tenant after the date fixed as the end of this Lease and after the later to occur of (a) delivery of possession of the entire premises to the Landlord or (b) thirty (30) days after the termination or earlier expiration of this Lease. In the event of a sale of the building or leasing of the building, the Landlord shall have the right to transfer the secureity to the vendee or lessee and the Landlord shall thereupon be released by the Tenant from all liability for the return of said security; and the Tenant agrees to look solely to the new landlord for the return of said security;
                        and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the security to a new landlord. The Tenant further covenants that it will not assign or encumber or attempt to assign or encumber the monies deposited herein as security and that neither the Landlord nor its successors or assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance.

Insurance          28.  (a) At all times during the term of this Lease, the
                        Tenant, at its sole cost and expense, shall provide and keep in full force and effect a policy of public liability and property damage insurance, naming the Landlord (including its partners) and the building manager as an additional insured, with respect to the premises and the business of the Tenant in, on, within, from or connected with the premises, pursuant to which the limits of liability shall be at least $1,000,000 in respect to injuries to or death of any one person, $1,000,000 in respect to any one occurrence, and $500,000 in respect to destruction or damage to property or in such other reasonable amounts as the Landlord shall require.
                        Said insurance policy shall contain a clause that the insurer will not cancel or change the insurance without first giving the Landlord thirty (30) days prior written notice. Said insurance policy shall be carried with an insurance company approved by the Landlord, and a certificate of insurance shall be delivered to the Landlord on the Commencement Date of this Lease and upon renewal of each of said policies.

                        (b) The Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss other than liability insurance with that required in this Section unless Landlord and Tenant are included therein as additional insureds with loss payable as provided in this Lease.

                        (c) If at any time the Tenant does not comply with the covenants in this Section, the Landlord may, at its option, (without prejudice to any other remedy it might have) cause insurance as aforesaid to be issued, and in such event the Tenant shall pay the premium for such insurance as additional rent promptly upon the Landlord's demand therefor.

Exculpation 29.         It is understood that the Landlord on the date of
                        execution hereof is a Maryland limited partnership and that no partner, general or limited, of said limited partnership, as it may now or hereafter be constituted, shall have any personal liability to the Tenant or any person claiming under, by or through the Tenant upon any action, claim, suit or demand brought pursuant to the terms and conditions of this Lease or arising out of the occupancy by the Tenant of the premises.

Renewal
Option      30.         (a)  Provided (i) this Lease is then in full force
                        and effect, (ii) Tenant is not in default respecting any provision or condition of this Lease, or said default has been expressly waived in writing by Landlord, either on the date Tenant elects to renew or on the date the renewal term commences, and (c) T.
                        Rowe Price Associates, Inc. or its successor
                        ("Price") does not exercise any rights of expansion under a lease between Landlord and Price, then Tenant shall have the right as hereinafter provided to renew this Lease (the "Renewal Option") for the premises. The foregoing conditions shall apply to the exercise of the Renewal Option, which shall be for one (1) renewal term (the "Renewal
                        Term") of five (5) years immediately following the expiration of the initial five (5) year term on the same terms, conditions, and provisions as are set forth in this Lease, save that:

                        (i) there shall be no further right of renewal after the Renewal Term;

                        (ii) beginning with and as of the first day of the Renewal Term, the annual rent and each monthly installment thereof payable during such Renewal Term shall be adjusted and modified as set forth in subsection 30(c) below (but not less than the rent being paid at the expiration of the current term); and

                        (iii) If Price exercises any rights of expansion it may have under its lease, Tenant shall nonetheless have the option to renew the term of this Lease for the period from the expiration of the initial term of this Lease through October 31, 2002.

                        (b) Tenant shall notify Landlord in writing of its intention to consider exercising the Renewal Option not less than twelve (12) months before the expiration date of the initial five (5) year term of this Lease, time being of the essence. Upon a determination of the annual rent as herein provided, Tenant shall give notice of its exercise of the Renewal Option, in writing, not more than thirty (30) days after said determination is delivered to Tenant in writing. Tenant shall be deemed to have waived the right to exercise the Renewal Option unless Tenant shall have given notice to Landlord of the exercise of such Renewal Option within the time periods as hereinabove provided.

                        (c) Tenant shall pay to Landlord during the Renewal Term an annual rent equal to the fair market value rental rate (the "FMV Rental Rate"). The FMV Rental Rate for purposes of any Renewal Term shall be the rate per rentable square foot that Tenant shall pay Landlord and shall be determined by the mutual agreement of the parties hereto within thirty (30) days of an event requiring such determination. If the parties hereto cannot agree upon a value for the FMV Rental Rate within the aforesaid thirty (30) day period, Landlord and Tenant each shall, no later than fifteen (15) days after the expiration of such thirty
                        (30) day period,
                        select a Real Estate Broker (as defined below). If either party shall fail to so appoint a Real Estate Broker, the one Real Estate Broker so appointed shall proceed to determine the FMV Rental Rate. If the Real Estate Brokers selected by Landlord and Tenant agree as to the FMV Rental Rate, such determination shall be binding on Landlord and Tenant. If the Real Estate Brokers selected by Landlord and Tenant cannot agree as to the FMV Rental Rate within thirty (30) days, then the Real Estate Brokers shall jointly select a third Real Estate Broker, provided that if they cannot agree on the third Real Estate Broker within fifteen (15) days, then the third Real Estate Broker shall be selected in accordance with the rules prescribed by the American Arbitration (or any successor thereto). The FMV Rental Rate shall then be determined by the third Real Estate Broker within thirty (30) days after his or her selection and such determination shall be binding on Landlord and Tenant. The term "Real Estate Broker" shall mean a fit and impartial person having not less than ten
                        (10) years' experience as a broker of commercial leasehold estates relating to first class downtown Baltimore office buildings. The valuation shall be conducted in accordance with the provisions of this Section and, to the extent not inconsistent herewith, in accordance with the then prevailing rules of the American Arbitration Association in Maryland (or any successor thereto). The final determination of the Real Estate Brokers shall be in writing and shall be binding and conclusive on the parties, each of whom shall receive counterpart copies thereof. In rendering such decision the Real Estate Brokers shall not add to, subtract from, or otherwise modify the provisions of this Lease. The outside costs and expenses associated with the determination of the FMV Rental Rate in accordance with the provisions of this Section shall be borne equally by the parties. In determining the FMV Rental Rate, the Real Estate Brokers shall consider all the items set forth above for consideration in determining the FMV Rental Rate. Instructions to such effect shall be given to the Real Estate Brokers. Tenant shall pay rent hereunder until such determination is made at the rate prescribed for rent during the initial term of this Lease, subject to adjustment on determination of such FMV Rental Rate whether by valuation by the Real Estate Brokers as hereinabove provided or by agreement of Landlord and Tenant. On such determination, Tenant shall promptly pay to Landlord any underpayment of rent and, in the event of any overpayment of rent during such period, Landlord shall credit the amount of such overpayment of rent against the payments of rent next coming due until such time as the overpayment has been fully credited to Tenant. On the determination of the FMV Rental Rate, Landlord and Tenant, on the demand of either of them, shall enter into a supplementary agreement, to set forth such rent.

Relocation         31.  The Landlord reserves the right at its option and at
                        the Landlord's expense to relocate the premises to any floor of the building in a location of comparable size and finish to the premises as described herein.
                        Landlord shall reimburse Tenant for the direct, reasonable, and verifiable relocation expenses incurred by Tenant, including Tenant's stationery costs and all other reasonable business relocation costs.

Brokerage          32.  The Tenant warrants and represents to Landlord that
                        the Tenant has not used the services of any broker, agent or finder who would be entitled to a commission on account of this Lease other than Colliers Pinkard and Miller Corporate Real Estate Services, and agrees to defend, indemnify and save the Landlord harmless from any commission or fee which may be payable to any other broker, agent or finder with whom the Tenant has dealt in connection with this Lease.

Estoppel
Certificates       33.  The Tenant agrees at any time and from time to time
                        upon not less than ten (10) days prior written notice by Landlord or the holder of any mortgage or security interest in all or any part of the building to execute, acknowledge and deliver to Landlord or such holder, as the case may be, a statement in writing in such form as Landlord or the holder of any mortgage or security interest in all or any part of the building may require, certifying among other things (i) whether the Tenant is in possession of the premises and conducting business with the public thereof from and specifying the date of the commencement of such possession,
                        (ii) whether all required contributions by Landlord to Tenant, or improvements to the premises, have been made, (iii) the amount of any security deposit paid by Tenant, (iv) the actual date of commencement and termination of the term, (v) that this Lease is unmodified and in full force (or if there have been modifications, that the same in full force and effect as modified and stating the modifications), (vi) the dates to which the rent and other charges have been paid in advance, if any, and (vii) whether or not to the best knowledge of the signer of such a certificate
                        Landlord is in default in performance of any covenant, agreement or condition contained in this Lease and, if so, specifying each such default of which the signer may have knowledge, it being intended that any such statement delivered hereunder may be relied upon by third parties not a party to this Lease.

Corporate
Tenants            34.  In the event Tenant is a corporation, the persons
                        executing this Lease on behalf of Tenant hereby covenant and warrant that: Tenant is a duly constituted corporation qualified to do business in Maryland; all Tenant's franchises and corporate taxes have been paid to date; all future forms, reports, fees and other documents necessary for Tenant to comply with applicable laws will be filed by Tenant when due; and such persons are duly authorized by the board of directors of such corporation to execute and deliver this Lease on behalf of the corporation.

Parking            35.  During the term of this Lease, Tenant shall have the
                        right to rent, on a monthly basis, one (1) parking space in the parking garage located adjacent to the rear of the building for each 1,000 square feet of rentable area of the premises (if Tenant leases more than 7,500 rentable square feet of space on the sixteenth floor of the building, Tenant shall be entitled to use eight (8) parking spaces) plus three
                        (3) additional spaces. The additional three (3) parking spaces shall be subject to recapture by Landlord on thirty (30) days notice to Tenant. Rental of parking spaces shall be subject to the payment of standard fees charged by the parking garage to its other users and shall be subject to such rules and regulations which are applicable to the parking garage. As of the date of this Lease, the monthly rental rate per parking space is One Hundred
                        Sixty-Five Dollars ($165).

Governing
Laws               36.  This Lease shall be governed by the Laws of the State of Maryland.

Storage
Space              37.  At Tenant's option, Landlord shall provide Tenant
                        with one square foot of storage space in the building for every fifty (50) rentable square feet in the premises, in an area selected by the Landlord and to be served by an elevator. The annual rent for the storage space shall be $10 per square foot, which shall be payable in equal monthly installments in advance, together with rent. The storage space shall include unpainted drywall walls, unfinished ceiling, one lockable door, lighting, and ventilation; however, such space shall not be air conditioned or heated.

Lender
Approval           38.  This Lease shall be subject to the approval of First
                        National Bank of Maryland. If the Lease is not approved by First National Bank of Maryland within thirty (30) days of the date of this Lease, this Lease shall be void and of no further force and effect. The storage space shall include unpainted drywall walls, unfinished ceiling, one lockable door, lighting, and ventilation; however, such space shall not be air conditioned or heated.

Cancellation       39.  Provided Tenant is not in default under this Lease,
                        Tenant shall have the right to cancel this Lease effective at the end of the third (3rd) anniversary of the Commencement Date in accordance with the following terms and conditions:

                        (a) If Tenant desires to so cancel this Lease, it shall provide written notice (the "Cancellation Notice") thereof to Landlord by no later than the end of the second (2nd) anniversary of the Commencement Date, time being of the essence;

                        (b) From and after the date on which the term of this Lease is cancelled, Landlord and Tenant shall have no further liability to the other except for obligations that have accrued prior to the date of the cancellation and those obligations that survive such cancellation; and

                        (c) In consideration of granting Tenant the privilege to cancel this Lease before its normally scheduled expiration date, Tenant shall pay to Landlord a cancellation fee totaling Two Hundred Forty-Three Thousand Sixty Dollars ($243,060) (the "Cancellation Fee"). Tenant shall pay the Cancellation Fee to Landlord as follows:

                             (i)   Tenant shall pay to Landlord an amount
                        equal to One Hundred Twenty-One Thousand Five Hundred Thirty Dollars ($121,530) simultaneously with tendering the Cancellation Notice to Landlord.

                             (ii)  Tenant shall pay to Landlord an amount
                        equal to Sixty Thousand Seven Hundred Sixty-Five Dollars ($60,765) one hundred eighty (180) days after the date of the Cancellation Notice.

                             (iii) Tenant shall pay to Landlord an amount
                        equal to Sixty Thousand Seven Hundred Sixty-Five Dollars ($60,765) on the first anniversary of the Cancellation Notice.

Asbestos           40.  Landlord represents and warrants to Tenant that, to the best of Landlord's knowledge, and premises do not contain any asbestos containing materials.

Rider A and Exhibits A-D are attached hereto and made a part thereof.

              IN WITNESS WHEREOF, this instrument has been duly executed by the parties hereto as of the day and year first above written.

WITNESS:                                   100 EAST PRATT STREET
                                           LIMITED PARTNERSHIP


                                           By:    International Business
                                                  Machines Corporation,
                                                  Managing Partner
 /s/   [Illegible]
------------------------------             By:     /s/ J.R. Mayo    (SEAL)
                                                  ------------------
                                           Name:  /s/ J.R. Mayo
                                                  -------------------------
                                           Title: Director, Finance, Investments
                                                  -------------------------
                                                     & Asset Management
                                                  IBM Real Estate Services

WITNESS:                                   THE HUNTER GROUP, INC.


 /s/     Lisa Sipocz
-----------------------------              By:    /s/ Mary T. Weaver (SEAL)
                                                  ------------------
                                           Name:  /s/ Mary T. Weaver
                                                  -------------------------
                                           Title: Senior Vice President
                                                  -------------------------


STATE OF NEW YORK       )
COUNTY OF Westchester   )ss.:

          On this 24 day of January, 1995, before me, F.M. Duffy, a Notary Public in and for the State of New York, duly commissioned and sworn,
personally appeared J. Robb Hays, known to me to the    *    of Corporate
Real Estate and Construction, International Business Machines Corporation, the corporation described in and that executed the foregoing instrument, and also known to me to be the person who executed the foregoing instrument on behalf of the corporation therein named, and acknowledge to me that such corporation executed the same.

           IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year in this certificate first above written.

J. R. Mayo
Director, Finance, Investments
     & Asset Management
IBM Real Estate Services

STATE OF MARYLAND       )
COUNTY OF               )ss.:

          On this 18th day of January, 1995, before me, Lynn Moler, a Notary Public in and for the State of Maryland duly commissioned and sworn, personally appeared Mary Weaver, known to me to be the Sr. VP of THE HUNTER GROUP, INC., a Maryland corporation, the corporation described in and that executed the foregoing instrument, and also know to me to be the person who executed the foregoing instrument on behalf of the corporation therein named, and acknowledged to me that such corporation executed the same.

          IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal in the County and State aforesaid, the day and year in this certificate first above written.


                                             /s/ Lynn C. Moler
                                             ----------------------------
                                             Notary Public

                                  RIDER A


                         Attached to and made part of
                                  Lease dated
                                 made between
                 100 East-Pratt Street Limited Partnership
                                      and
                           The Hunter Group, Inc.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


                               Rules and Regulations

    1. The sidewalks, halls, passages, elevators and stairways shall not be obstructed by the Tenant or used for any purpose other than for ingress to and egress from the premises. The halls, passages, entrances, elevators, stairways, balconies and roof are not for the use of the general public, and the Landlord shall in all cases retain the right to control and prevent access thereto of all persons whose presence in the judgment of the Landlord shall be prejudicial to the safety, character, reputation and interests of the building and its tenants, provided, that nothing herein contained shall be construed to prevent such access to persons with whom the tenant normally deals in the ordinary course of its business unless such persons are engaged in illegal activities. The Tenant and its employees shall not go upon the roof of the building without the written consent of the Landlord.

    2. The sashes, sash doors, windows, glass lights, and any lights or skylights that reflect or admit light into the halls or other places of the building shall not be covered or obstructed. The toilet rooms, water and wash closets and other water apparatus shall not be used for any purpose other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage, or damage, resulting from the violation of this rule, shall be borne by the Tenant who, or whose clerk, agents, servants, or visitors, shall have caused it.

    3. If the Landlord, by a notice in writing to the Tenant, shall object to any curtain, blind, shade or screen attached to, or hung in, or used in connection with any window or door of the premises, such use of such curtain, blind, shade or screen shall be forthwith discontinued by the Tenant. No awnings shall be permitted on any part of the premises, and no building standard blinds shall be removed by the Tenant.

    4. No safes or other objects heavier than the lift capacity of the freight elevators of the building shall be brought into or installed in the premises. The Tenant shall not place a load upon any floor of the premises which exceeds the load per square foot which such floor was designed to carry and which is allowed by law. The moving of safes shall occur only between such hours as may be designated by, and only upon previous notice to, the manager of the building, and the persons employed to moves safes in or out of the building must be acceptable to the Landlord. No freight, furniture or bulky matter of any description shall be received into the building or carried into the elevators except during hours and in a manner approved by the Landlord.

    5. The Tenant shall not use, keep, or permit to be used or kept in the premises any foul or noxious substance, or permit or suffer the premises to be occupied or used in a manner offensive or objectionable to the Landlord or other occupants of the building by reason of noise, odors, and/or vibrations, or permit or suffer the premises to be occupied or used in a manner that, in the sole judgment of the Landlord, diminishes or threatens to diminish the quality or reputation of the building as a first class office structure or is not in keeping with the reputation, integrity or standards of the Landlord, or interfere in any way with other tenants or those having business therein, nor shall any animals or birds (except Seeing Eye dogs) be kept in or about the building. The Tenant shall not place or install any antennae or aerials or similar devices outside of or in the premises.

    6. The Tenant shall not use or keep in the building any inflammables including, but not limited to, kerosene, gasoline, naphtha and benzene, (except cleaning fluids in small quantities and when in containers approved by the Board of Underwriters), or explosives or any other articles of intrinsically dangerous nature, or use any method of heating other than that supplied by the Landlord.

    7. If the Tenant desires telephone or telegraph connections, the Landlord will direct electricians as to where and how the wires are to be introduced. No boring or cutting for wires or otherwise shall be made without specific directions from the Landlord.

    8. The Tenant, upon the termination of the tenancy, shall deliver to the landlord all the keys of offices, rooms and toilet rooms which shall have been furnished the Tenant or which the Tenant shall have had made, and in the event of loss of any keys so furnished shall pay the Landlord therefor.

    9. The Tenant shall not put down any floor covering in the premises without the Landlord's prior approval of the manner and method of applying such floor covering.

    10. On Saturdays, Sundays and holidays recognized by the Landlord and on other days between the hours of 6 p.m. and 8 a.m., access to the building, or to the halls, corridors, elevators or stairways in the building, or to the premises may be refused unless the person seeking access is known to the watchman of the building in charge and has a pass or is properly identified. The landlord shall in no case be liable for damages for the admission to or exclusion from the building of any person whom the Landlord has the right to exclude under Rule I above. In case of invasion, mob, riot, public excitement, or other commotion, the Landlord reserves the right to prevent access to the building during the continuance of the same by closing the doors or otherwise, for the safety of the tenants or the Landlord and protection of property in the building.

    11. The Tenant assumes full responsibility for protecting its space from theft, robbery and pilferage including, without limitation, keeping doors locked and windows and other means of entry to the premises closed.

    12. The Tenant shall not alter any lock or install a new or additional lock or any bolt on any door of the premises without prior written consent of the Landlord. If the Landlord shall give its consent, the Tenant shall in each case furnish the Landlord with a key for any such lock.

    13. Without the Landlord's prior written consent, the Tenant shall not use the name of the building (whether or not the building is named or commonly known as "The IBM Building" or the like) in its advertising or other publicity or on its stationery or other correspondence or otherwise, and shall not use pictures of the building in advertising or publicity or otherwise.

    14. The Tenant shall not make any room--to--room canvass to solicit business from other tenants in the building; and shall not exhibit, sell or offer to sell, use rent or exchange in or from the premises unless ordinarily embraced within the Tenant's use of the premises specified in the Lease.

    15. The Tenant shall not waste electricity, water or air conditioning and agrees to cooperate fully with the Landlord to assure the most effective operation of the building's heating and air conditioning, and shall not allow the adjustment (except by the Landlord's authorized building personnel) of any controls other than room thermostats installed for the Tenant's use. The Tenant shall keep corridor doors closed and shall not open any windows except that if the air circulation shall not be in operation, windows which are operable may be opened with the Landlord's consent.

    16. The Tenant shall not do any retail cooking in the premises or engage any retail coffee cart or vending services.

    17. Prior to removing furniture or equipment from the building, the Tenant must submit a written list of such items and obtain approval thereof from the office of the building manager.

    18. The Tenant must comply with the Landlord's designation of building standard lamps to be installed in all lighting fixtures in the cantilever portion of the premises.

    19. The smoking and the carrying of lighted tobacco products, including but not limited to cigarettes, cigars and pipes is prohibited in the public areas of the building (including the fitness center and the conference center located on the twelfth floor of the building, and the restrooms, lobbies, corridors, stairwells and elevators within the building. Tenant shall advise its employees of this prohibition and shall use reasonable efforts to insure that its employees, business invitees, and guests do not violate this prohibition.

                                    EXHIBIT A









                                  [ DIAGRAM ]


                                   16TH FLOOR

                                    8102 RSF

                               EXHIBIT B

                       CLEANING SPECIFICATIONS

Nightly - Monday Through Friday

I.  LOBBY

    A.  Daily

        1)     Empty all waste receptacles and cigarette urns.

        2)     Sweep floor.

        3)     Damp mop floor.

        4)     Vacuum and/or sweep walk-off mats.

        5)     Clean entrance door glass.

        6)     Dust furniture.

        7)     Vacuum carpet. Remove spots and stains.

        8)     Spray clean and polish floor.

    B.  Monthly

        1)     Machine scrub and coat with floor finish.

II. ELEVATORS

    A.  Daily

        1)     Wipe elevator cab walls.

        2) Polish brightwork at elevator doors, door frames and call buttons.

        3)     Sweep and clean elevator floors.

        4)     Vacuum and spot clean elevator carpets.

        5)     Clean elevator door tracks.

III. OFFICE AREAS

    A.  Daily

        1)     Empty all waste receptacles.

        2)     Empty and wipe all ashtrays.

        3)     Vacuum all carpeted areas.

        4)     Spot clean all carpeted areas.

        5) Thoroughly sweep all tiled floors with chemically treated dust mops.

        6)     Damp mop all spillages.

        7)     Dust all furniture, files and ledges.

        8) Damp wipe desk tops and tables as required to remove beverage and finger marks.

        9)     Spot clean interior glass partitions to remove finger marks.

       10)     Sanitize and polish dry all drinking fountains.

    B.  Weekly

        1) Vacuum edges of carpet. Vacuum all carpet under furniture and areas not reached by upright vacuum cleaners.

        2) Remove finger marks, smudges from doors, door frames and walls around light switches.

        3)     Whisk or vacuum fabric furniture.

        4)     Remove cobwebs from high corners.

        5) Dust a portion of the venetian blinds so that all are dusted once a month.

        6)     Dust window sills.

        7)     Spray clean tiled floors adding a coat of finish where needed.

    C.  Monthly

        1)     Dust vertical surfaces of desks, files and cabinets.

        2)     Dust horizontal surfaces beyond height of reach.

        3)     Dust air vents in walls and ceilings.

        4)     Clean both sides of all interior glass partitions.

IV. COMPUTER ROOM

    A.  Daily

        1)     Empty all waste receptacles.

        2)     Empty and wipe all ashtrays.

        3)     Vacuum clean carpet.

        4)     Dust all desks, chairs and ledges.


V.  CORRIDORS

    A.  Daily

        1)     Empty all waste receptacles.

        2)     Empty and wipe all ashtrays.

        3)     Sanitize and polish dry drinking fountains.

        4)     Dust all doors, ledges and signs.

        5)     Machine buff tiled floors.

        6)     Vacuum clean carpet.

    B.  Weekly

        1)     Remove finger marks from wall corners, doors and door frames.

        2)     Vacuum edges of carpet.

        3)     Vacuum elevator door tracks.

        4)     Spray clean floors adding a coat of finish as needed.

VI. LAVATORIES

    A.  Daily

        1)     Empty all trash, paper towel and sanitary napkin receptacles.

        2)     Sanitize all commodes, urinals, and wash basins.

        3)     Polish mirrors, faucets and soap dispenser.

        4)     Spot clean wall and partitions adjacent to urinals.

        5)     Spot clean booth partitions.

        6)     Clean and polish tissue and towel dispensers.

        7)     Fill soap, tissue and towel dispensers.

        8) Wash floor with disinfectant cleaners--special attention to edges of floor and areas behind commodes and under urinals.

    C.  Monthly

        1)     Wash and sanitize tile walls.

        2)     Wash and sanitize booth partitions.

        3)     Dust vent grills in doors, walls and ceilings.

VII. STAIRWELLS

    A.  Daily

        1)  Sweep steps and landings.

        2)  Dust handrails and ledges.

VIII. CARPET MAINTENANCE PROGRAM

        Janitorial staff is trained in the use of the spin bonnet method of surface maintenance of carpet. This procedure is a part of the janitorial service and is designed to prolong the time between necessary deep cleaning methods as described below.

IX. AT TENANT'S REQUEST

        My Cleaning Service, Inc. is currently providing cleaning services in the building. My Cleaning Service, Inc. special cleaning division has trained specialists in carpet cleaning using the most modern equipment available. Carpet cleaning is done upon tenant's request, currently at the rate of 8.5 cents per square foot. A minimum of 500 square feet is currently required.

 X. FURTHER SERVICES AVAILABLE

        My Cleaning Service, Inc. special cleaning division is prepared to provide services in the cleaning of carpet, upholstery, acoustical ceiling tile, overhead lighting and draperies (in place). A quote for any of these services will be prepared at tenant's request.

                                   EXHIBIT C
                                   ---------

                        TENANT IMPROVEMENTS WORK LETTER

       Construction of the premises shall be supervised by Landlord and shall be in accordance with the Construction Documents (as defined below). Such construction shall be referred to as "Landlord's Work." All of the equipment, fixtures and improvements installed pursuant to Landlord's Work shall be and remain the property of Landlord. Landlord shall not receive a supervisory fee for supervising Landlord's Work.

  1.   Space and Design Plans.

       The "Space and Design Plans" shall mean plans for the construction of Landlord's Work, showing its partitions, doors and plans, and other illustrations as required to enable the preparation of Construction Documents and which shall set forth all necessary information regarding, electrical, telephone and light switch locations, lighting and reflected ceiling plan, equipment codes, wall finishes, floor finishes, signage location, millwork built-ins, architectural treatments, window covering and treatments, cabinet work, paneling, any custom features for the Premises, and the types, color, size and finish of all such materials Tenant shall submit to Landlord Space and Design Plans.

  2. Construction Documents. By no later than February 1, 1995, Tenant shall submit to Landlord the architectural, mechanical, electrical and plumbing construction documents (such documents referred to as the "Construction Documents") in appropriate biddable form to implement the Space and Design Plans. If, at any time Landlord determines that the Construction Documents are not in appropriate biddable form to obtain bids or in appropriate form to obtain permits from any government authority (including if such Construction Documents are rejected by any government authority), Landlord may require that Tenant revise and resubmit such Construction Documents. Tenant shall revise and resubmit such Construction Documents within five (5) days of Landlord's request. Approval by Landlord of the Tenant's Working Drawings and Specification shall be non-technical approval and shall not be deemed to mean approval of structure, size of ducts or piping, adequacy of the electrical system, system/equipment capacities and other technical matters. Tenant is responsible for coordinating the proper and adequate design and construction of the Tenant's Improvements in compliance with laws.

  3.   Contracts and Payment for Space and Design
       Plans and Construction Documents.

       Tenant shall contract directly with the design, engineering and architectural firms to draw the Space and Design Plans and the Construction Documents for Landlord's Work. All such firms shall be subject to Landlord's prior written approval not be unreasonably withheld or delayed.

  4.   Selection of Contractor.

       Based on the Construction Documents, Landlord shall prepare an invitation to bid which includes a copy of the proposed form of construction contract on the basis of a guaranteed maximum price contract. Landlord shall submit bids to the contractors, in good faith, agreed upon by Landlord and Tenant (collectively, the "Qualified Contractors"). Landlord and Tenant shall mutually select the contractor to perform Landlord's Work from the bids received. If Tenant and Landlord fail to agree on a contractor within four
(4) days thereafter, Landlord shall select the apparent low bidder (the contractor selected in accordance with the foregoing procedure is herein called the "Contractor"). The Contractor, with the approval of Landlord, shall select the subcontractors. The Contractor and subcontractors must be willing to agree to all requirements imposed by Landlord's construction and/or permanent lender (including any reasonably requirements relating to retainages, advances, insurance, bonding requirements, mechanics' lien waivers or otherwise) and penalties for late delivery of space. After selection of the Contractor, Landlord shall negotiate and execute a construction contract with the Contractor. Landlord may make changes to the form construction contract but the contract guaranteed maximum price shall remain the same without cost overruns except for Tenant change orders, Necessary Change Orders, and other change orders approved by Tenant. After approval of the Construction Documents, selection of the Contractor, and execution of the construction contract, the Contractor shall proceed with construction of Landlord's Work under the supervision of Landlord. Tenant shall evaluate and analyze all construction pricing to ensure current market pricing and to maximize the use of Landlord's Construction Contribution (as defined below). To that end, Landlord shall provide Tenant with all scheduled construction pricing for review and analysis.

  5.   Change Orders

       Landlord shall have the right to initiate any change order if such change order (a "Necessary Change Order") is necessary: (a) for compliance with any applicable laws; (b) in order to obtain necessary permits or certificate of occupancy; or (c) for Landlord's Work to be compatible with or coordinated with base building structure or systems. Landlord shall notify Tenant of any Necessary Change Order. Other than Necessary Change Orders, Landlord shall notify Tenant and obtain Tenant's consent prior to initiating a material change. Tenant shall notify Landlord of its approval or denial within two (2) business days of Landlord's request.

    Tenant (acting through Tenant's Authorized Representative) shall have the right to initiate change orders, subject to Landlord's reasonable approval. Landlord shall not unreasonably withhold its approval to any such Tenant-initiated change order proposal. Following receipt of a request for a change order, Landlord shall promptly (i.e., within 2 days) notify Tenant whether such request is approved, and if such request is approved Landlord shall submit to Tenant a written change order which shall include an estimate of the cost and any anticipated delays that will be incurred as a result of the change. Upon Tenant's execution of the written change order prepared by Landlord, the change shall be incorporated into Landlord's Work. Any delays caused by Tenant's change orders or Necessary Change Orders shall be treated as a Tenant Delay.

    6. Payment of Cost.

    Landlord shall provide Tenant a total construction allowance of Thirty-Seven Dollars ($37) per rentable square foot (the "Landlord's Construction Contribution") for the construction of the Premises. Of Landlord's Construction Contribution, Ten Dollars ($10) per rentable square foot consists of building standard items that have already been purchased by Landlord, including installation of basic HVAC duct runs and 20 VAV boxes, ceiling grid, sprinklers systems, mini-blinds, as well as ceiling tile and light fixtures stacked on the floor.

    The balance of Landlord's Construction Contribution, Twenty-Seven Dollars ($27) per rentable square foot, shall be used by Landlord to complete Tenant's work as per the Construction Documents and, to the extent any funds remain, such remaining funds may be used by Tenant for moving expenses, space planning, preparation of the Space and Design Plans and the Construction Documents or to offset any rental payments due under the Lease.

    Tenant shall pay for any overage of Landlord's construction within thirty
(30) days of receipt of written bill. Failure by Tenant to tender payment for such improvements shall not delay the Commencement date and shall be deemed a default of this Lease.

    7.  Performance and Completion of Landlord's Work.

    Tenant's Authorized Representative shall be given access to the Premises during performance of the Landlord's Work, subject to such person's compliance with all safety rules, and provided he/she does not interfere with the Landlord's Work.

    After the Premises are substantially completed, Landlord and Tenant shall agree to a punchlist of items which Landlord shall complete as promptly as reasonably possible, subject to Long-Lead Items. Said punchlist or the failure of Long-Lead Items to be installed shall have no effect on Tenant's obligation to pay rent or to accept possession of the Premises and shall not result in an extension of the Commencement Date. Long-Lead Items will be completed and installed as soon as commercially reasonable.

    "Substantial completion" occurs on the date on which the Premises are substantially complete and ready for occupancy in accordance with the Construction Documents except for punch list items, the completion of which will not materially adversely affect Tenant's ability to occupy the Premises, and Long-Lead Items, which date Landlord and Tenant shall agree on in good faith. Landlord will exercise due diligence in completing all punch list items and Long-Lead Items. Tenant shall be entitled to withhold payment of sums for uncompleted items identified on the punchlist pending satisfactory completion of such uncompleted items.

    Tenant shall not be charged for use of elevators during the construction of Landlord Work and during actual move in to the building or at any time during the term, other than through its Pro Rata Share of Operating Expenses and Real Estate Taxes.

    8.  Uniformity of Building.

    To ensure the quality, uniformity and continuity of the building, Landlord and Tenant agree that:

    a. Suite Entry Security Systems: The suite entry security system, if any, shall conform to the suite security systems specified by Landlord as standard for the entire building.

    b. Suite Entry Door. Landlord will prescribe a standard full height suite entry door (and hardware) on multi-tenanted floors from which Tenant shall not vary.

    c. Exit Door. Landlord will prescribe a standard full height exit door (and hardware) on multi-tenanted floors from which Tenant shall not vary.

    d. Light Fixtures. All fixtures shall be of a recessed nature and flush with the ceiling. All fixtures shall be subject to Landlord's approval, not to be unreasonably withheld.

    9.  Installation of Items by Tenant.

       As provided in the Lease, upon notice to Landlord, Tenant and its agents and contractors shall have the right to enter the Premises to install equipment and fixtures and other work above Landlord's Work to prepare the Premises for Tenant's occupancy ("Tenant's Work") provided they do not interfere with the Landlord's Work or violate any safety rules. Such entry to and installation of work within the Premises shall not, in and of itself constitute or be deemed to be Tenant's (or any person's claiming by, through or under Tenant) occupation of the Premises for the purpose of conducting Tenant's (or such other person's) business. Before entering the Premises to perform or cause to be performed the Tenant's Work, Tenant shall provide to Landlord evidence of the insurance coverages that Tenant is required to obtain and maintain under the terms and conditions of the Lease. Any delays caused by Tenant's interference shall be treated as Tenant Delays.

       Any contractor engaged by Tenant shall be solely responsible for the transportation, safekeeping, and storage of materials and equipment used in the performance of the Tenant's Work, for the removal of waste and debris resulting therefrom, and for any damage caused by them to any installation or work performed by any other party. The Tenant's Work shall comply with all applicable insurance requirements and all applicable laws and requirements and shall be performed in a good and workmanlike manner using only new, high grade materials.

  10.  Tenant's Authorized Representative.

       Tenant shall designate a representative ("Tenant's Authorized Representative") as the person authorized to approve in writing all plans, drawings, specifications, change orders, charges and approvals pursuant to this Exhibit. No other party is authorized to act for or bind Tenant with respect to any of the foregoing matters.

  11.  Disputes.

       Any dispute arising out of or in connection with this Work Letter shall be determined by arbitration in accordance with the rules of the American Arbitration Association, unless the parties hereto otherwise mutually agree. The determination of the arbitration shall be conclusive upon the parties and judgment upon the same may be entered in any court have jurisdiction over the parties and the subject matter of the dispute.

  12.  Indemnification and Waiver of Claims.

       Landlord and Tenant hereby acknowledge and agree that the terms and provisions of Sections 2, 4, 5, 11, 13, 16, 19, 23, 28 and 29 of the Original

Lease shall apply during the period commencing with Landlord's Work, through and including the Commencement Date (including during the Term).

  13.  Substantial Completion.

       Landlord shall use commercially reasonable efforts to deliver possession of the premises substantially complete within ninety (90) days following the last to occur of (a) the issuance of all required building permits, and (b) the commencement of construction at the premises on a full time basis, subject to extensions caused by force majeure, and Tenant Delays (as defined below), extended for one (1) day for each day of delay caused by force majeure or Tenant Delays. For purposes of this Work Letter, force majeure shall include delays caused by war, insurrection, civil commotion, riots, act of God, or the enemy or governmental action, strikes, lockouts, picketing, accidents, failure of Landlord to obtain fuel or supplies, or any other causes beyond the reasonable control of Landlord. The May 1, 1995 outside date for the substantial completion of the premises shall be extended one (1) day for each day of delay caused by Landlord,e.g., unavailability of elevators other than unavailability caused by Tenant having to work together with other construction that is going on in the building, delays in responding to Tenant requests beyond three (3) business days in each instance, and delays caused solely by Landlord requiring Tenant to use certain subcontractors. For purposes of the Lease, substantial completion shall not include "Long-Lead Items", including but not limited to millwork, any special order material, any special order items, and punchlist items.

  14.  Schedule.

       As used herein the term "Tenant Delay" shall be the sum of (i) each day beyond those dates specified herein for Tenant to respond to notice from Landlord or beyond those dates specified herein for Tenant to deliver documents until Tenant so responds or deliver such documents and (ii) each day of delay caused by Tenant Change Orders and Necessary Change Orders.

                               EXHIBIT D

               FORM OF NON-DISTURBANCE, ATTORNMENT, AND
                        SUBORDINATION AGREEMENT


        NON-DISTURBANCE, ATTORNMENT, AND SUBORDINATION AGREEMENT


     THIS AGREEMENT is made as of the ___ day of _______________, 19___, by and among ______________________________________________ (hereinafter refered to as
"Landlord"), ____________________________________________ (hereinafter referred to as "Tenant"), and THE FIRST NATIONAL BANK OF MARYLAND (hereinafter referred to as "Mortgagee").

     WHEREAS, by Lease dated _________________________ (hereinafter referred to as the "Lease"), Landlord has leased to Tenant and Tenant has rented from Landlord the premises known as ___________________________________, Maryland
(hereinafter referred to as the "Premises") for- and original term of _________ years, beginning on the date set forth in the Lease; and

     WHEREAS, it was a condition of the execution of the Lease that this Agreement be executed; and

     WHEREAS, Mortgagee is the holder of a mortgage or deed of trust dated _________________, 19___, and, recorded or intended to be recorded among the Land Records of _________________________, Maryland, which constitutes an encumbrance against the Premises (which mortgage or deed of trust, as the same may be modified, supplemented, extended and/or renewed from time to time, is hereinafter referred to as the "Mortgage"), and is the holder with respect to the Lease of an Assignment of Landlord's Interest in Leases also dated _________________, 19___ (hereinafter referred to as the "Assignment"); and

     WHEREAS, Mortgagee desires that Tenant agree to attorn to the purchaser at foreclosure of the Mortgage in the event of such foreclosure, or to Mortgagee in the event of collection of the rent by Mortgagee; and Tenant is willing to agree to so attorn if Mortgagee will recognize Tenant's rights under the Lease to the extent hereinafter indicated.

     NOW, THEREFORE, WITNESSETH for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                SECTION 1
                       NON-DISTURBANCE OF TENANT

     Morgagee agrees with Tenant that so long as no default exists, nor any event has occurred, which has continued to exist for such period of time (after notice, if any, required by the Lease) as would entitle Landlord to terminate the Lease or would cause, without any further action of Landlord, the termination of the Lease, or would entitle Landlord to dispossess Tenant, the Lease shall not be terminated by Mortgagee, nor shall Tenant's use, possession, or enjoyment of the Premises be interfered with by Mortgagee, nor shall the leasehold estate granted by the Lease be affected by Mortgagee in any other manner, in any foreclosure or any action or proceeding instituted under or in connection with the Mortgage, or in case Mortgagee takes possession of the Premises pursuant to any provision of the Mortgage.

                                SECTION 2
                     TENANT TO ATTORN TO MORTGAGEE

     Tenant agrees with Mortgagee that if the interests of Landlord in the Premises shall be transferred to and owned by Mortgagee by reason of foreclosure or other proceedings brought by it, or by any other manner, Tenant shall be bound to Mortgagee under all of the terms, covenants, and conditions of the Lease for the balance of the term thereof remaining and any extensions or renewals thereof which may be affected in accordance with any option therefor in the Lease, with the same force and effect as if Mortgagee were the Landlord under the Lease, and Tenant does hereby attorn to Mortgagee as its Landlord, said attornment to be effective and self-operative without the execution of any further instruments on the part of any of the parties hereto immediately upon Mortgagee succeeding to the interest of Landlord in the Premises. Tenant has received a copy of the Assignment and consents thereto and agrees to be bound thereby and agrees if Mortgagee shall, pursuant to the Assignment, elect to require Tenant to pay to Mortgagee the rent and other charges payable by Tenant under the Lease, Tenant shall, until Mortgagee shall have cancelled such election, be similarly bound to Mortgagee and shall similarly attorn to Mortgagee as its Landlord. Tenant's obligations under this Agreement shall not be affected by its surrender of the Premises or its ouster therefrom in accordance with the provisions of the Lease by Landlord or any successor in interest to Landlord.

                                SECTION 3
              LIMITATIONS ON LANDLORD FOR BENEFIT OF TENANT

     Landlord agrees with Tenant that Landlord's estate in the Premises shall not be conveyed or encumbered without the written consent of Tenant and of Mortgagee so long as the Lease is in force and effect; unless, in the case of a conveyance, such conveyance is made expressly subject to the rights of Tenant under the Lease for the original term of the Lease and any extensions or renewals thereof which may be affected in accordance with any option therefor in the Lease, or the grantee, for itself and its personal representatives, successors, and assigns, agrees in writing with Tenant to assume all of the obligations of Landlord under the Lease and to recognize the rights of Tenant and its personal representatives, successors and assigns to remain in possession of the Premises under all of the terms and provisions of the Lease for the original term and any extensions or renewals thereof which may be effected in accordance with any option therefor in the lease so long as no-default by Tenant exists and no event exists that would permit Landlord to reenter and terminate the Lease; or unless, in the case of an encumbrance (exclusive of the Mortgage), the instrument creating the encumbrance is made expressly subject to the Lease.

                                  SECTION 4
               LIMITATIONS ON LANDLORD FOR BENEFIT OF MORTGAGEE

                   Landlord agrees with Mortgagee that Landlord's estate in the Premises shall not be conveyed, nor shall Landlord further assign Landlord's interest in the Lease, unless the grantee or assignee shall acknowledge in writing to Mortgagee that the conveyance or assignment is accepted subject to the Lease and to the Assignment. Landlord further agrees that in the event said estate in the premises or said interest in the Lease passes to any other person, firm, or corporation, by operation of law or by any other means, such passage of title shall be subject to the Assignment.

                                  SECTION 5
               LANDLORD'S INTEREST IN PREMISES SUBJECT TO LEASE

                   Landlord agrees with Tenant and Mortgagee that in the event Landlord's estate in the Premises passes to any other person, firm or corporation, by operation of law or by any other means, such passage of title shall be subject to the Lease and to the rights of Tenant thereunder.

                                  SECTION 6
                    TENANT TO ATTORN TO PURCHASER OR OTHER

                   Tenant agrees with Landlord and Mortgagee that in the event of a foreclosure sale of the Premises under any future lien against Landlord's estate in the Premises, or in the event that Landlord's estate in the Premises passes to any other person, firm, or corporation by operation of law or any other means, than in any of said events, Tenant shall promptly attorn to the purchaser at the foreclosure sale, or to the grantee of the Premises from Landlord, or to such other successor to Landlord's estate, under all of the terms, covenants, and conditions of the Lease; provided that such purchaser, grantee, or other success agrees with Tenant in writing to recognize the right of possession and other rights of Tenant and its person representatives, successors, and assigns under the Lease for the original term and extensions or renewals thereof effected pursuant to any option therefor in the Lease.

                                  SECTION 7
                      EXECUTION OF ESTOPPEL CERTIFICATE

                   (a) At any time, and from time to time, upon the written request of Mortgagee, Tenant (within twenty (20) days of the date of such written request) agrees to execute and deliver to Mortgagee, without charge and in a form satisfactory to Mortgagee, a written statement: (i) ratifying the Lease; (ii) confirming the commencement and expiration dates of the term of the Lease; (iii) certifying that Tenant is in occupancy of the Premises and that the Lease is in full force and effect and has not been modified, assigned, supplemented, or amended except by such writings as shall be stated; (iv) certifying that all conditions and agreements under the Lease to be satisfied or performed by Landlord have been satisfied and performed except as shall be stated; (v) certifying that Landlord is not in default under the Lease and there are no defenses or offsets against the enforcement of the Lease by Landlord, or stating the defaults and/or defenses claimed by Tenant; (vi) reciting the amount of advance rent,: if any, paid by Tenant and the date to which such rent has been paid; (vii) reciting the amount of monies deposited with Landlord and purpose thereof, if any; and (viii) containing any other information which Landlord or Mortgagee shall require.

                   (b) The failure of Tenant to execute, acknowledge, and deliver to Mortgagee a statement in accordance with the provisions of this Section within the period set forth herein shall constitute an acknowledgment by Tenant which may be relied upon by any person holding or intending to acquire any interest whatsoever in the Premises, that the Lease has not been assigned, amended, changed, or modified, is in full force and effect, and that the annual rent required under the lease and additional rent have been duly and fully paid not beyond the respective due dates immediately preceding the date of the request for such statement. Such failure shall also constitute as to any persons entitled to rely on such statements a waiver of any defaults by Landlord or defenses or offsets against the enforcement of the Lease by Landlord which may exist prior to the date of the written request.

                                  SECTION 8
                              SUCCESSOR LANDLORD

                   Tenant agrees with Mortgagee that if Mortgagee shall succeed to the interest of Landlord under the Lease, Mortgagee shall not be
(a) liable for any action or omission of any prior Landlord under the Lease, or (b) subject to any offsets or defenses which Tenant might have against any prior Landlord, or (c) bound by any rent or additional rent which Tenant might have might have paid for more then the current month to any prior Landlord, or (d) bound by any assignment, amendment, or modification of the Lease made without Mortgagee's consent. Tenant further agrees with Mortgagee that Tenant will not voluntarily subordinate the Lease to any lien or encumbrance without Mortgagee's consent.

                                SECTION 9
                        LEASE SUBJECT TO MORTGAGE

    Except as otherwise provided herein, the Lease is and shall be deemed to be subject and subordinate to the Mortgage.

                               SECTION 10
                           CERTAIN DEFINITIONS

    The word "Lease" as used herein shall be deemed to be the Lease as originally executed by Landlord and Tenant, as amended or modified by written agreements hereafter made, from time to time, between Landlord and Tenant and consented to by Mortgagee. The words "foreclosure" and "foreclosure sale" as used herein shall be deemed to include the acquisition of Landlord's estate in the Premises by voluntary deed, assignment, or other disposition or transfer in lieu of foreclosure. The word "Mortgagee" shall include the Mortgagee herein specifically named and any of its personal representatives, successors and assigns, including anyone who shall have succeeded to Landlord's interest in the Premises by, through, or under foreclosure of the Mortgage or by voluntary deed, assignment, or other disposition, or transfer in lieu of foreclosure.

                                SECTION 11
                              BINDING EFFECT

    All of the terms, covenants, and conditions hereof shall run with the land and shall be binding upon and inure to the benefit of the parties hereto and their respective personal representatives, successors, and assigns; provided, however, that the obligations of Landlord and of any grantee or successor or assign of Landlord pursuant to Sections 3, 4, and 5 hereof shall not constitute obligations of, or be binding against, Mortgagee (as said term has been defined in Section 10 hereof).

                                SECTION 12
                          APPLICABLE LAW: GRAMMAR

    This Agreement shall be construed according to the law of Maryland (excluding Maryland conflict of laws). The use of the neuter gender in this Agreement shall be deemed to include any other gender, and words in the singular number shall be held to include the plural, when the sense requires.

                                SECTION 13
                              TIME OF ESSENCE

    Time is of the essence.

                                SECTION 14
                        TABLE OF CONTENTS: CAPTIONS

    The Table of Contents and the captions appearing in this Agreement are inserted only as a matter of convenience and do not define, limit, construe, or describe the scope or intent of the Sections of this Agreement nor in any way affect this Agreement.

    IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be properly executed and sealed as of the day and year first above written.


ATTEST/WITNESS:                       LANDLORD:


------------------------              By-----------------------(SEAL)

ATTEST/WITNESS                        TENANT:


------------------------              By-----------------------(SEAL)

ATTEST/WITNESS:                       MORTGAGEE
                                      THE FIRST NATIONAL BANK, OF
                                      MARYLAND


------------------------              By-----------------------(SEAL)

ATTEST/WITNESS


------------------------              ------------------------(SEAL)
                                      TRUSTEE


-----------------------               ------------------------(SEAL)
                                      TRUSTEE


                         [ADD ACKNOWLEDGMENTS]

                                 -xviii-

ACORD.     CERTIFICATE OF INSURANCE     BKW  01000    ISSUE DATE    (MM/DD/YY)
                                                                     01/31/95

PRODUCER THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW.

P S A INSURANCE, INC.
1300 BELLONA AVENUE
LUTHERVILLE MD 21093                   COMPANIES AFFORDING COVERAGE

                           COMPANY
                                      A    ITT Hartford
                           LETTER

INSURED                    COMPANY
                                      B
                           LETTER
The Hunter Group, Inc &
Hunter Consulting Assoc    COMPANY
Suite 8 E                             C
11 East Chase Street       LETTER
Baltimore, MD 21202
                           COMPANY
                                      D
                           LETTER

                           COMPANY
                                      E
                           LETTER
-------------------------------------------------------------------------------
COVERAGES

  THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED, NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN. THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

-------------------------------------------------------------------------------


CO                                                      POLICY EFFECTIVE  POLICY EXPIRATION
            TYPE OF INSURANCE            POLICY NUMBER                                                LIMITS
LTR                                                     DATE (MM/DD/YY)   DATE (MM/DD/YY)
----------------------------------------------------------------------------------------------------------------------------------
A      GENERAL LIABILITY                 30SBACQ6558    05/03/94          05/03/95           GENERAL AGGREGATE          $2,000,000
       /X/ COMMERCIAL GENERAL LIABILITY                                                      PRODUCTS--COMP/OP AGG.     $
          / / CLAIMS MADE    /X/ OCCUR.                                                      PERSONAL & ADV. INJURY     $1,000,000
          OWNER'S & CONTRACTOR'S PROT.                                                       EACH OCCURRENCE            $1,000,000
       / / ---------------------------                                                       FIRE DAMAGE (Any one fire) $  300,000
                                                                                             MED.EXP. (Any one person)  $   10,000
----------------------------------------------------------------------------------------------------------------------------------
       AUTOMOBILE LIABILITY                                                                  COMBINED SINGLE
       / / ANY AUTO                                                                          LIMIT                      $
       / / ALL OWNED AUTOS                                                                   BODILY INJURY
       / / SCHEDULED AUTOS                                                                   (Per person)               $
       / / HIRED AUTOS                                                                       BODILY INJURY
       / / NON-OWNED AUTOS                                                                   (Per accident)             $
       / / GARAGE LIABILITY
       / /                                                                                   PROPERTY DAMAGE
                                                                                                                        $
----------------------------------------------------------------------------------------------------------------------------------
A      EXCESS LIABILITY                  30SBACQ6558    05/03/94          05/03/95           EACH OCCURRENCE            $1,000,000
       /X/ UMBRELLA FORM                                                                     AGGREGATE                  $1,000,000
       / / OTHER THAN UMBRELLA FORM
----------------------------------------------------------------------------------------------------------------------------------
                                                                                                STATUTORY LIMITS
      WORKER'S COMPENSATION                                                                  EACH ACCIDENT              $
         AND                                                                                 DISEASE-POLICY LIMIT       $
      EMPLOYERS' LIABILITY                                                                   DISEASE-EACH EMPLOYEE      $
----------------------------------------------------------------------------------------------------------------------------------
      OTHER



----------------------------------------------------------------------------------------------------------------------------------


DESCRIPTION OF OPERATIONS/LOCATIONS/VEHICLES/SPECIAL ITEMS

Holder is ADDITIONAL INSURED - Landlord and Building Manager regarding 100 East Pratt Street, Baltimore, MD. 21201, to be occupied as of 5/1/95.

------------------------------------------------------------------------------
CERTIFICATE HOLDER             CANCELLATION
  100 E Pratt St Ltd Ptsp      SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE
  & Colliers Pinkard           CANCELLED BEFORE THE EXPIRATION DATE THEREOF,
  c/o Colliers Pinkard         THE ISSUING COMPANY WILL ENDEAVOR TO MAIL 10
  7E Redwood St, Ste 1200      DAYS WRITEN NOTICE TO THE CERTIFICATE HOLDER
  Baltimore MD 21202           NAMED TO THE LEFT, BUT FAILURE TO MAIL SUCH
                               NOTICE SHALL IMPOSE NO OBLIGATION OR LIABILITY
                               OF ANY KIND UPON THE COMPANY, ITS AGENTS OR
                               REPRESENTATIVES.
                               -----------------------------------------------
                               AUTHORIZED REPRESENTATIVE
                               /s/_______________________________________

ACORD 25-S (7/90)                                      @ACORD CORPORATION 1990

------------------------------------------------------------------------------